CWABS Asset-Backed Certificates Trust 2007-1
Issuing Entity

Final Term Sheet

$1,942,000,100 (Approximate)
CWABS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED FEBRUARY 8, 2007

Distributions payable monthly beginning February 26, 2007

The following classes of certificates are being offered pursuant to this free writing prospectus:

Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
1-A	$540,940,000	100.00000%	0.10417%	99.89583%	M-4	$38,000,000	100.00000%	0.86667%	99.13333%
2-A-1	$455,775,000	100.00000%	0.05183%	99.94817%	M-5	$35,000,000	100.00000%	1.12500%	98.87500%
2-A-2	$145,076,000	100.00000%	0.10417%	99.89583%	M-6	$31,000,000	100.00000%	1.20000%	98.80000%
2-A-3	$320,823,000	100.00000%	0.10417%	99.89583%	M-7	$26,000,000	100.00000%	1.45833%	98.54167%
2-A-4	$128,386,000	100.00000%	0.15500%	99.84500%	M-8	$15,000,000	100.00000%	1.66667%	98.33333%
M-1	$76,000,000	100.00000%	0.33333%	99.66667%	M-9	$21,000,000	94.08161%	1.87500%	92.20661%
M-2	$69,000,000	100.00000%	0.50000%	99.50000%	A-R	$100	(3)	(3)	(3)
M-3	$40,000,000	100.00000%	0.58333%	99.41667%

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)	Before deducting expenses payable by the Depositor estimated to be approximately $1,942,000 in the aggregate.

(3)	The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

Issuing Entity

CWABS Asset-Backed Certificates Trust 2007-1, a common law trust formed under the laws of the State of New York.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York, a New York banking corporation.

Co-Trustee

The Bank of New York Trust Company, N.A.

The NIM Insurer

After the closing date, our affiliate expects to establish a separate trust to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the “NIM Insurer”. The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

For any initial mortgage loan, the later of January 1, 2007 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about February 9, 2007.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $175,000 and (y) March 31, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Capitalized Interest Account:

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from mortgage loans to pay all the interest due on the certificates on the first and possibly the second and third distribution dates. If a pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Interest Shortfall Payments

With respect to the first distribution date (in the case of initial mortgage loans) and each distribution date occurring in the month following any subsequent transfer date (in the case of the related subsequent mortgage loans), Countrywide Home Loans, Inc. will deposit one month’s interest at the adjusted mortgage rate for each such mortgage loan that does not have a monthly payment date in the due period related to the subject distribution date.

The Mortgage Loans

The mortgage pool will consist of fixed and adjustable rate, credit-blemished mortgage loans that are secured by first liens on one- to four- family residential properties. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group”. Loan group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed and adjustable rate mortgage loans, which may or may not have conforming balances.

Statistical Calculation Information

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of January 1, 2007, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $1,610,584,406.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$549,909,353
Weighted Average Mortgage Rate	8.097%
Range of Mortgage Rates	4.875% to 13.000%
Average Current Principal Balance	$182,633
Range of Current Principal Balances	$40,835 to $642,000
Weighted Average Original Loan-to-Value Ratio	79.47%
Weighted Average Original Term to Maturity	393 months
Weighted Average Credit Bureau Risk Score	596 points
Weighted Average Remaining Term to Stated Maturity	393 months
Weighted Average Gross Margin*	6.527%
Weighted Average Maximum Mortgage Rate*	15.050%
Weighted Average Minimum Mortgage Rate*	8.162%
Percentage Originated under Full Doc Program	62.23%
Geographic Concentrations in excess of 10%:
California	16.26%
Florida	10.69%

* Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$1,060,675,054
Weighted Average Mortgage Rate	8.032%
Range of Mortgage Rates	4.750% to 14.000%
Average Current Principal Balance	$230,632
Range of Current Principal Balances	$2,208 to $999,999
Weighted Average Original Loan-to-Value Ratio	81.54%
Weighted Average Original Term to Maturity	379 months
Weighted Average Credit Bureau Risk Score	618 points
Weighted Average Remaining Term to Stated Maturity	379 months
Weighted Average Gross Margin*	6.645%
Weighted Average Maximum Mortgage Rate*	15.073%
Weighted Average Minimum Mortgage Rate*	8.177%
Percentage Originated under Full Doc Program	55.40%
Geographic Concentrations in excess of 10%:
California	28.46%
Florida	13.73%

* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

Certain characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than a permitted variance.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
1-A	$540,940,000	Senior/Adjustable Rate	August 2035	Aaa	AAA
2-A-1	$455,775,000	Senior/Adjustable Rate	June 2028	Aaa	AAA
2-A-2	$145,076,000	Senior/Adjustable Rate	December 2029	Aaa	AAA
2-A-3	$320,823,000	Senior/Adjustable Rate	August 2033	Aaa	AAA
2-A-4	$128,386,000	Senior/Adjustable Rate	February 2035	Aaa	AAA
M-1	$76,000,000	Subordinate/Adjustable Rate	January 2036	Aa1	AA+
M-2	$69,000,000	Subordinate/Adjustable Rate	June 2036	Aa2	AA
M-3	$40,000,000	Subordinate/Adjustable Rate	October 2036	Aa3	AA-
M-4	$38,000,000	Subordinate/Adjustable Rate	January 2037	A1	A+
M-5	$35,000,000	Subordinate/Adjustable Rate	March 2037	A2	A
M-6	$31,000,000	Subordinate/Adjustable Rate	June 2037	A3	A-
M-7	$26,000,000	Subordinate/Adjustable Rate	June 2037	Baa1	BBB+
M-8	$15,000,000	Subordinate/Adjustable Rate	July 2037	Baa2	BBB
M-9	$21,000,000	Subordinate/Adjustable Rate	July 2037	Baa3	BBB-
A-R	$100	Senior/REMIC Residual	February 2007	Aaa	AAA
Non-Offered Certificates (3)
B	$23,000,000	Subordinate/Adjustable Rate	July 2037	Ba1	BB+
P	$100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Residual	N/A	N/R	N/R

(1)
This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class B, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Delay/Accrual Period	Interest Accrual Convention
Offered Certificates
1-A	1	LIBOR + 0.140% (1)	LIBOR + 0.280% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.050% (1)	LIBOR + 0.100% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.100% (1)	LIBOR + 0.200% (1)	(2)	Actual/360 (3)
2-A-3	2	LIBOR + 0.140% (1)	LIBOR + 0.280% (1)	(2)	Actual/360 (3)
2-A-4	2	LIBOR + 0.230% (1)	LIBOR + 0.460% (1)	(2)	Actual/360 (3)
M-1	1 and 2	LIBOR + 0.230% (1)	LIBOR + 0.345% (1)	(2)	Actual/360 (3)
M-2	1 and 2	LIBOR + 0.270% (1)	LIBOR + 0.405% (1)	(2)	Actual/360 (3)
M-3	1 and 2	LIBOR + 0.300% (1)	LIBOR + 0.450% (1)	(2)	Actual/360 (3)
M-4	1 and 2	LIBOR + 0.370% (1)	LIBOR + 0.555% (1)	(2)	Actual/360 (3)
M-5	1 and 2	LIBOR + 0.380% (1)	LIBOR + 0.570% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 0.450% (1)	LIBOR + 0.675% (1)	(2)	Actual/360 (3)
M-7	1 and 2	LIBOR + 0.900% (1)	LIBOR + 1.350% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 1.700% (1)	LIBOR + 2.550% (1)	(2)	Actual/360 (3)
M-9	1 and 2	LIBOR + 1.750% (1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)
A-R	1 and 2	(4)	(4)	N/A	N/A

Non-Offered Certificates
B	1 and 2	LIBOR + 1.750% (1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A

(1)
The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest”. LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under “Description of the Certificates — Calculation of One-Month LIBOR”.

(2)
The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)	The Class A-R Certificates will not accrue any interest.

Designations

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates.
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.
Senior Certificates:	Class A and Class A-R Certificates.
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Subordinate Certificates:	Class M and Class B Certificates.
Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Subordinate Certificates.
Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

With respect to the first distribution date, the closing date, and with respect to each subsequent distribution date, the last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on February 26, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate (or calculation method) for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest);

•	the seller interest shortfall payments, if any, paid by Countrywide Home Loans, Inc.; and

•
for each distribution date during, and the distribution date immediately after, the funding period, any amounts required pursuant to the pooling and servicing agreement to be distributed from the capitalized interest account.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loan repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

•
excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus; and

•	the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation (as described in this free writing prospectus under “Description of the Certificates — Withdrawals from the Certificate Account” and “—Withdrawals from the Distribution Account”) due to the master servicer;

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

•	the premiums for the mortgage insurance on the related covered mortgage loans; and

•	the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount that could have been distributed to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in February 2017 and ending on the distribution date in January 2037, if the aggregate stated principal balance of the mortgage loans having an original term to maturity of 40 years as of the first day of the related due period is greater than the 40-year target for such distribution date, an amount equal to the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in January 2037, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as described in this free writing prospectus. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum (referred to as the servicing fee rate.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Payments; Distributions of Interest

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

•	from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the required final maturity deposit,

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

•	from loan group 2 interest funds, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•
from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

•
from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, current interest for each class; and

•	from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date or a Trigger Event

Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, each class of certificates will be entitled to principal distributions based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this free writing prospectus.

Trigger Events:

A “trigger event” refers to certain specified levels of losses and/or delinquencies on the mortgage loans.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the February 2010 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 59.10% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), to be allocated among such classes of certificates in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order:

(i) to the classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

(2)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in an amount up to the Class 1-A principal distribution amount, in the following order:

(i) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in an amount up to the Class 2-A principal distribution amount, in the following order:

(i) to the classes of Class 2-A Certificates, in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the combined Class M-1, M-2 and M-3 principal distribution amount, until their certificate principal balances are reduced to zero;

(2)
sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

(3)	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates in respect of principal will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their certificate principal balances are reduced to zero.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

•
to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

•
to each class of Class A and subordinate certificates, pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•
if and for so long as the final maturity OC trigger is in effect, sequentially, in the following order: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until their certificate principal balance is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as applicable; and (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Mortgage Insurance

Approximately 26.52% and 32.08% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group) are covered by one of two mortgage insurance policies described in this free writing prospectus. United Guaranty Mortgage Indemnity Company, a North Carolina insurance corporation, will issue a mortgage insurance policy that will cover approximately 11.73% and 12.07% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Mortgage Guaranty Insurance Corporation, a Wisconsin insurance corporation, will issue a mortgage insurance policy that will cover approximately 14.79% and 20.01% of the mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Each mortgage insurance policy insures a portion of the loss on the mortgage loans covered by that policy, subject to the terms and conditions set forth in that policy. Approximately 21.11% and 22.06% of the statistical calculation pool mortgage loans in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group regardless of loan-to-value ratios) are covered by the mortgage insurance policies.

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans and any remaining related pre-funded amount exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $35,000,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the sum of the weighted average pass-through rate on the certificates plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The “expense fee rate” is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy or a mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by the mortgage insurance policies, excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under “Description of the Certificates—Applied Realized Loss Amounts”.

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.28% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net swap payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization. The remaining portion of any net swap payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase, or may be directed by a third party to purchase, from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund, the pre-funding account and the capitalized interest account) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of “regular interests” in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the final maturity reserve fund, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

Legal Investment Considerations

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

THE MORTGAGE POOL

Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

Mortgage Insurance Policies

It is expected that the Mortgage Loans generally will not carry borrower-paid mortgage insurance. The Trust Fund will acquire two mortgage insurance policies (each, a “Mortgage Insurance Policy”), one from United Guaranty Mortgage Indemnity Company and one from Mortgage Guaranty Insurance Corporation (each, a “Mortgage Insurer”). These two policies are expected to cover approximately 26.52% and 32.08% of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group) (each such insured Mortgage Loan, a “Covered Mortgage Loan”). The insurance provided by the Mortgage Insurance Policies does not overlap with respect to any Covered Mortgage Loan. Each Mortgage Insurance Policy will only cover losses pursuant to the formula described in that policy down to approximately 60% of the value of the related Mortgaged Property. The premiums payable on the Mortgage Insurance Policies to the extent applicable to the Covered Mortgage Loans (the “Mortgage Insurance Premiums”) will be paid monthly by the Co-Trustee with funds withdrawn from the Distribution Account as provided in the Pooling and Servicing Agreement and the Mortgage Insurance Policies. Covered Mortgage Loans constitute approximately 21.11% and 22.06% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

Subject to certain limitations, each Mortgage Insurance Policy will be available to cover losses from defaults in payment on all Covered Mortgage Loans that are not subject to a policy exclusion. Each Mortgage Insurance Policy insures a portion of the loss that may be incurred on each related Covered Mortgage Loan. For a Covered Mortgage Loan, the loss payment is equal to the lesser of (a) the actual loss on sale of the Mortgaged Property or (b) the Coverage Percentage multiplied by the claim amount. The “Coverage Percentage” for each Covered Mortgage Loan will be calculated on a loan-level basis as the amount of coverage required to reduce the exposure down to 60% of the value of the related Mortgaged Property. The coverage provided per loan will be listed in the schedule of loans in each of the Mortgage Insurance Policies.

United Guaranty Mortgage Insurance Policy

The Mortgage Insurance Policy issued by United Guaranty Mortgage Indemnity Company or “United Guaranty” (the “United Guaranty Mortgage Insurance Policy”) will cover approximately 11.73% and 12.07% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the United Guaranty Mortgage Insurance Policy constitute approximately 9.00% and 9.48% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The United Guaranty Mortgage Insurance Policy is not a blanket policy against loss, since claims under it may only be made for particular defaulted Covered Mortgage Loans and only on satisfaction of certain conditions precedent.

Defaults under the United Guaranty Mortgage Insurance Policy are defined as:

•	the failure by a borrower to pay when due a nonaccelerated scheduled periodic payment due under the Covered Mortgage Loan, or

•	the failure by a borrower to pay the outstanding balance if the Covered Mortgage Loan has been accelerated due to a violation by the borrower of any due-on-sale clause.

In respect of defaults under the United Guaranty Mortgage Insurance Policy, any related claim amount will be equal to the sum of:

•	the unpaid principal balance due on the Covered Mortgage Loan as of the date of default,

•
accumulated delinquent interest due on the amount of unpaid principal balance from the date of default through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted, in any event not including any late charges or other penalty interest,

•
amounts reasonably and necessarily advanced in respect of real estate taxes and fire and other insurance premiums on the related Mortgaged Property prorated through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
reasonable, necessary and customary amounts advanced to prevent physical damage to and otherwise maintain the property prior to the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
attorneys’ fees reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property, provided that such fees may not exceed 3% of the principal balance and the accumulated delinquent interest due as calculated pursuant to the first and second bullets, and

•	court expenses reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property,

less the sum of

•	the amount of all rents and other payments (excluding proceeds of fire and extended coverage insurance) collected or received from the Covered Mortgage Loan or the related Mortgaged Property,

•	the amount of cash in any escrow account for the Covered Mortgage Loan,

•	the amount of cash held as security for the Covered Mortgage Loan and all sums as to which set-off is available, and

•	the amount of certain costs of restoring and repairing the related Mortgaged Property that are not actually used for the restoration or repair of the Mortgaged Property.

When a loss becomes payable, the Mortgage Insurer will pay the Co-Trustee for the benefit of the Certificateholders within 60 days after the Master Servicer has filed a claim in accordance with the United Guaranty Mortgage Insurance Policy.

Generally, the Master Servicer must file a claim within 60 days after the first to occur of (i) the acquisition by the Master Servicer of the borrower’s title to the related Mortgaged Property, (ii) redemption of the related Mortgaged Property or (iii) the Master Servicer receives a direction from the Mortgage Insurer to file a claim. If the Master Servicer files a claim within one year after the applicable event described in the first sentence of this paragraph, the Mortgage Insurer will process the claim; provided, however, that there will be no further interest or other expenses included in the claim amount following the expiration of the 60-day period referenced in the first sentence of this paragraph. If the Master Servicer fails to file a claim within the one-year period referenced in the preceding sentence, the failure will be deemed to have been an election by the Master Servicer to waive any right to any benefit under the United Guaranty Mortgage Insurance Policy with respect to that Covered Mortgage Loan. In addition, the Master Servicer must notify the Mortgage Insurer of Covered Mortgage Loans as to which a default has existed for three months or a foreclosure proceeding has been commenced.

The Covered Mortgage Loan will be considered to remain in default until filing of a claim so long as the scheduled periodic payment has not been made or violation of the due-on-sale clause continues. For example, a Covered Mortgage Loan is “three months in default” if the monthly installments due on January 1 through March 1 remain unpaid after the close of business on March 1.

Claims involving certain specified circumstances are excluded from the coverage of the United Guaranty Mortgage Insurance Policy. The Mortgage Insurer will not be liable for losses in connection with those claims except in certain circumstances when the amount by which the loss increased because of the excluded circumstances can be reasonably determined, in which case the claim amount will be reduced to the extent of that increased amount. Claims that will be excluded from the coverage of the United Guaranty Mortgage Insurance Policy, as more particularly described in that policy, include:

•
any claim resulting from a failure of a borrower to make a balloon payment, which is any payment that is more than twice the size of a normal amortizing payment, other than due to acceleration of the Covered Mortgage Loan;

•	any claim resulting from a default that occurred before coverage under the United Guaranty Mortgage Insurance Policy began;

•	any claim involving incomplete construction or construction not made in accordance with construction plans for the related Mortgaged Property;

•	any claim involving a lending transaction with the borrower different from the description to the Mortgage Insurer of the lending transaction;

•
any claim involving any dishonest, fraudulent, criminal, or knowingly wrongful act by the applicable seller, the Master Servicer, any other insured or any other servicer or any other first party described in the United Guaranty Mortgage Insurance Policy, or any claim involving negligence of the applicable seller or the Master Servicer;

•
any claim where there is physical damage to the related Mortgaged Property and that Mortgaged Property has not been restored to its condition as of the effective date of the United Guaranty Mortgage Insurance Policy, reasonable wear and tear excepted, or, if the property was not completed in accordance with the original construction plans as of the date of default, to the condition contemplated by such construction plans;

•
any claim where there is environmental contamination affecting the related Mortgaged Property, including nuclear or radioactive contamination, contamination by toxic waste, chemicals or other hazardous substance or other pollution, contamination by electromagnetic fields or radiation, or any other environmental or similar hazard not previously approved by the Mortgage Insurer, but excluding the presence of radon gas, lead paint and asbestos; and

•	any claim, if the mortgage executed by the borrower did not create at origination a first lien on the related Mortgaged Property.

The preceding description of the United Guaranty Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of that policy.

If the United Guaranty Mortgage Insurance Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of United Guaranty Mortgage Indemnity Company is reduced to below investment grade, the Master Servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the United Guaranty Mortgage Insurance Policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the United Guaranty Mortgage Insurance Policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the United Guaranty Mortgage Insurance Policy.

MGIC Mortgage Insurance Policy

The Mortgage Insurance Policy issued by Mortgage Guaranty Insurance Corporation or “MGIC” (the “MGIC Mortgage Insurance Policy”) will cover approximately 14.79% and 20.01% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the MGIC Mortgage Insurance Policy constitute approximately 12.11% and 12.58% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The MGIC Mortgage Insurance Policy is subject to various limitations and exclusions as herein provided or as provided in that policy, and will provide only limited protection against losses on defaulted Covered Mortgage Loans. The MGIC Mortgage Insurance Policy does not cover any Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the MGIC Mortgage Insurance Policy is covered for losses up to the policy limits; provided, however, that the MGIC Mortgage Insurance Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in that policy. Claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policies covering such Covered Mortgage Loans remain in effect and a full claim settlement is made thereunder.

The MGIC Mortgage Insurance Policy is required to remain in force with respect to each Covered Mortgage Loan until (i) the principal balance of the Covered Mortgage Loan is paid in full; or (ii) the principal balance of the Covered Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the Covered Mortgage Loan of 55% or less (provided, however, that no coverage of any Mortgage Loan under the MGIC Mortgage Insurance Policy is required where prohibited by applicable law); or (iii) any event specified in the MGIC Mortgage Insurance Policy occurs that allows for the termination or cancellation of that policy by the insured.

The MGIC Mortgage Insurance Policy may not be assigned or transferred without the prior written consent of MGIC; provided, however, that MGIC has previously provided written consent to (i) the assignment of coverage on individual Covered Mortgage Loans from the Trustee to the Seller in connection with any Covered Mortgage Loan repurchased or substituted for by the Seller and (ii) the assignment of coverage on all Covered Mortgage Loans from the Co-Trustee to any successor co-trustee, provided that in each case, prompt notice of such assignment is provided to MGIC.

The MGIC Mortgage Insurance Policy generally requires that delinquencies on any Covered Mortgage Loan insured thereunder must be reported to MGIC within four months of default, that reports regarding the delinquency of the Covered Mortgage Loan must be submitted to MGIC on a monthly basis thereafter and that appropriate proceedings to obtain title to the property securing such Covered Mortgage Loan must be commenced within six months of default. As a condition to submitting a claim under the MGIC Mortgage Insurance Policy, the Co-Trustee must have (i) acquired, and tendered to MGIC, good and merchantable title to the property securing the Covered Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the MGIC Mortgage Insurance Policy and (ii) if the Covered Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the MGIC Mortgage Insurance Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the insured, and certain expenses (less the amount of a full claim settlement under any preexisting primary mortgage insurance policy covering the Covered Mortgage Loan). When a claim is presented, MGIC will have the option of either (i) paying the claim amount and taking title to the property securing the Covered Mortgage Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the Covered Mortgage Loan) and with the Co-Trustee retaining title to the property securing such Covered Mortgage Loan or (iii) if the property securing the Covered Mortgage Loan has been sold to a third party with the prior approval of MGIC, paying the claim amount reduced by the net sale proceeds as described in the MGIC Mortgage Insurance Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Covered Mortgage Loan or such property has been sold to a third party with the prior approval of MGIC. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the MGIC Mortgage Insurance Policy unless the property securing the Covered Mortgage Loan is in the same physical condition as when such Covered Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the MGIC Mortgage Insurance Policy is incomplete, MGIC is required to provide notification of all information and documentation required to perfect the claim within 20 days of MGIC’s receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to MGIC, provided that MGIC is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by MGIC, no changes may be made to the terms of any Covered Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the Covered Mortgage Loan; nor may the lender make any change in the property or other collateral securing the Covered Mortgage Loan, nor may any mortgagor be released under the Covered Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured’s approval, MGIC’s liability for coverage of the Mortgage Loan under the MGIC Mortgage Insurance Policy generally will terminate as of the date of such assumption unless MGIC approves the assumption in writing. In addition, with respect to any Covered Mortgage Loan covered by the MGIC Mortgage Insurance Policy, the Master Servicer must obtain the prior approval of MGIC in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the Covered Mortgage Loan.

The MGIC Mortgage Insurance Policy excludes coverage of (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the Covered Mortgage Loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage, (iv) certain claims where there is an environmental condition which existed on the property securing the Covered Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Covered Mortgage Loan) as of the effective date of coverage, (v) any claim, if the mortgage, deed of trust or other similar instrument did not create at origination a first lien on the property securing the Covered Mortgage Loan, (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the MGIC Mortgage Insurance Policy or of its obligations as imposed by operation of law, (vii) certain claims resulting from physical damage to a property securing a Covered Mortgage Loan, (viii) any claim arising from the failure of the borrower under a Covered Mortgage Loan to make any balloon payment, if applicable, under such Covered Mortgage Loan and (ix) any claim submitted in connection with a Covered Mortgage Loan if the Covered Mortgage Loan did not meet MGIC’s requirements applicable to the origination of the Covered Mortgage Loan.

In issuing its Mortgage Insurance Policy, MGIC has relied upon certain information and data regarding the Covered Mortgage Loans furnished to it by Countrywide Home Loans, the Co-Trustee or their respective representatives. The MGIC Mortgage Insurance Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the Covered Mortgage Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the Covered Mortgage Loan; (ii) negligence or fraud by the Master Servicer of the Mortgage Loan, and (iii) failure to construct a property securing a Covered Mortgage Loan in accordance with specified plans. The MGIC Mortgage Insurance Policy permits MGIC to cancel coverage of a Covered Mortgage Loan under its Mortgage Insurance Policy or deny any claim submitted under its Mortgage Insurance Policy in connection with a Covered Mortgage Loan if the insured fails to furnish MGIC with copies of all documents in connection with the origination or servicing of the Covered Mortgage Loan.

The preceding description of the MGIC Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the MGIC Mortgage Insurance Policy. For a more complete description of these provisions, terms and conditions, reference is made to the MGIC Mortgage Insurance Policy, a copy of which is available upon request from the Trustee.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the Due Date occurring during the Prepayment Period to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with their responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received between the related Due Date in the Prepayment Period and the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received between the beginning of the Prepayment Period and the related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

Certain Modifications and Refinancings

Countrywide Home Loans will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that (i) Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial Certificate Principal Balance of the related Certificates. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2007-1 (the “Certificates”) will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C Certificates.

When describing the Certificates in this free writing prospectus we use the following terms:

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates
Senior Certificates:	Class A and Class A-R Certificates
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates
Subordinate Certificates:	Class M and Class B Certificates
Adjustable Rate Certificates or Swap Certificates:	Class A and Subordinate Certificates
Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type
Class A Certificates:	Senior/Adjustable Rate
Subordinate Certificates:	Subordinate/Adjustable Rate
Class A-R Certificates:	Senior/REMIC Residual
Class P Certificates:	Prepayment Charges
Class C Certificates:	Residual

Generally:

•	distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•	distributions of principal and interest on the Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Mortgage Rate” with respect to each Mortgage Loan means the Mortgage Rate less the related Servicing Fee Rate.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1) a Saturday or Sunday or

(2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to their respective Unpaid Realized Loss Amounts.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal”. Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in February 2007.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Insurance Proceeds” means all proceeds of any insurance policy (including the Mortgage Insurance Policies) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2) in the case of the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date or, in the case of the first Distribution Date, as of the Closing Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the Servicing Fee Rate and the Trustee Fee Rate, (ii) with respect to a Covered Mortgage Loan, the applicable Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Determination Date” means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group, less (4) the Mortgage Insurance Premiums for the Covered Loans in that Loan Group for such Distribution Date.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a) the sum, without duplication, of:

(1) all scheduled interest collected during the related Due Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

(2) all interest on prepayments, other than Prepayment Interest Excess,

(3) all Advances relating to interest,

(4) all Compensating Interest,

(5) all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest),

(6) all Seller Interest Shortfall Payments for that Distribution Date, and

(7) for each Distribution Date during, and the Distribution Date immediately after, the Funding Period, any amounts required pursuant to the Pooling and Servicing Agreement to be deposited from the Capitalized Interest Account, less

(b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Mortgage Insurance Premium Rate” means a per annum rate that varies on a loan-by-loan basis with respect to each Covered Mortgage Loan. The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the United Guaranty Mortgage Insurance Policy is 2.288% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 1.131% per annum.

“Net Rate Cap” for each Distribution Date means:

(i) with respect to the Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period,

(ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period, and

(iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Caps for the Class 1-A and Class 2-A Certificates (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period) over the outstanding aggregate Certificate Principal Balance of the Class 1-A and Class 2-A Certificates, respectively, immediately prior to the related Distribution Date.

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A	0.140%	0.280%
Class 2-A-1	0.050%	0.100%
Class 2-A-2	0.100%	0.200%
Class 2-A-3	0.140%	0.280%
Class 2-A-4	0.230%	0.460%
Class M-1	0.230%	0.345%
Class M-2	0.270%	0.405%
Class M-3	0.300%	0.450%
Class M-4	0.370%	0.555%
Class M-5	0.380%	0.570%
Class M-6	0.450%	0.675%
Class M-7	0.900%	1.350%
Class M-8	1.700%	2.550%
Class M-9	1.750%	2.625%
Class B	1.750%	2.625%

(1)  For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)  For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

(1) One-Month LIBOR for the Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2) the applicable Net Rate Cap for the related Distribution Date.

“Seller Interest Shortfall Payment” means, with respect to any Initial Mortgage Loan that does not have a first payment date on or before the Due Date in the month of the first Distribution Date or any Subsequent Mortgage Loan that does not have a first payment date on or before the Due Date in the month after the related Subsequent Transfer Date, an amount equal to one month’s interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of that Mortgage Loan.

“Trustee Fee Rate” means a rate equal to 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class 2-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 59.10% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Combined Class M-1, M-2 and M-3 Principal Distribution Amount” for each Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date), and

(b) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) 77.60% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if the Class M-1, Class M-2 and/or Class M-3 Certificates are the only classes of Subordinate Certificates outstanding on the Distribution Date, those classes will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balances thereof are reduced to zero.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

February 2009 — January 2010	1.25% with respect to February 2009, plus an additional 1/12th of 1.55% for each month thereafter through January 2010
February 2010 — January 2011	2.80% with respect to February 2010, plus an additional 1/12th of 1.65% for each month thereafter through January 2011
February 2011 — January 2012	4.45% with respect to February 2011, plus an additional 1/12th of 1.30% for each month thereafter through January 2012
February 2012 — January 2013	5.75% with respect to February 2012, plus an additional 1/12th of 0.75% for each month thereafter through January 2013
February 2013 and thereafter	6.50%

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for that Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate Certificates:

Class	Percentage

A	39.10%
M-1	48.02%
M-2	60.58%
M-3	71.39%
M-4	85.98%
M-5	105.91%
M-6	133.27%
M-7	170.13%
M-8	202.43%
M-9	275.72%
B	456.91%

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

The “Final Maturity OC Trigger” will be in effect with respect to any Distribution Date on or after the Distribution Date in February 2027 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the aggregate Stated Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	16.65%	33.30%
Class M-2	13.20%	26.40%
Class M-3	11.20%	22.40%
Class M-4	9.30%	18.60%
Class M-5	7.55%	15.10%
Class M-6	6.00%	12.00%
Class M-7	4.70%	9.40%
Class M-8	3.95%	7.90%
Class M-9	2.90%	5.80%
Class B	1.75%	3.50%

The Initial Target Subordination Percentages will not be used, and the Stepdown Target Subordination Percentages for the Class M-1, Class M-2 and Class M-3 Certificates will not be used, to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“OC Floor” means an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 1.75% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.50% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1) the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such Principal Remittance Amount used to cover any payment due to the Swap Counterparty (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) as a result of the Interest Funds for such Distribution Date being insufficient to make such payment,

(2) the Extra Principal Distribution Amount for the Loan Group for the Distribution Date, and

(3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group.

minus

(4) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a) the sum, without duplication, of:

(1) the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2) prepayments collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5) all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

(b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (b) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates.

“Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans.

“Stepdown Date” is the earlier to occur of:

(a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b) the later to occur of (x) the Distribution Date in February 2010 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 59.10% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) and Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date),

(b) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account distribution of the Combined Class M-1, M-2 and M-3 Principal Distribution Amount for the Distribution Date),

(c) the aggregate Certificate Principal Balance of any classes of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(d) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

“Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3) all Insurance Proceeds (including proceeds from the Mortgage Insurance Policies), Liquidation Proceeds and Subsequent Recoveries,

(4) all payments made by the Master Servicer in respect of Compensating Interest,

(5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

(7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11) all Advances.

On the Business Day prior to the Master Servicer Advance Date in the month of the first Distribution Date and in the month immediately following any Subsequent Transfer Date, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Interest Shortfall Payments (if any) for the related Distribution Date. Prior to their deposit in the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the base prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1) to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

(3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

(4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1) the aggregate amount remitted by the Master Servicer to the Trustee,

(2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

(3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1) to pay the Trustee Fee to the Trustee,

(2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3) to pay the Co-Trustee (for payment to the Mortgage Insurers), the Mortgage Insurance Premiums,

(4) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(5) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under “—Withdrawals from the Certificate Account”,

(6) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under “—Withdrawals from the Certificate Account”, and

(7) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

•
the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein; and

•
the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to Countrywide Home Loans and will not thereafter be available for distribution to certificateholders.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account or the Capitalized Interest Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account or the Capitalized Interest Account, as applicable, out of Countrywide Home Loans’ own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-Funding Account or the Capitalized Interest Account and made in accordance with the Pooling and Servicing Agreement.

Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

Swap Account. Funds in the Swap Account will not be invested.

Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Collections with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries	Monthly

Additional Servicing Compensation /Master Servicer	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to certain prepaid Mortgage Loans	Time to time

	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and Distribution Account	Monthly

	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries with respect to each liquidated Mortgage Loan	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee
One-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the aggregate Stated Principal Balance of the outstanding Mortgage Loans and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) (6)
		Compensation	Interest Remittance Amount	Monthly

Expenses
Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly

Swap Termination Payment / Swap Counterparty	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event of an early termination of the Swap Contract	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Mortgage Insurance Premiums / Mortgage Insurers	With respect to each Covered Mortgage Loan, one-twelfth of the applicable Mortgage Insurance Premium Rate for that Mortgage Loan multiplied by the Stated Principal Balance of that Mortgage Loan (9)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance premiums / Mortgage Insurance Providers	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies (other than the Mortgage Insurance Policies)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (10)
Time to time

Indemnification expenses / the Sellers, the Master Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the NIM Insurer and Depositor are entitled to indemnification (11)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly

(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

(4)	Prepayment Interest Excess is described above in this free writing prospectus under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses”.

(5)	Excess Proceeds is described above in this free writing prospectus under “— Glossary of Terms — General Definitions”.

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under “Description of the Certificates — The Swap Contract”.

(8)	Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions”.

(9)
The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the United Guaranty Mortgage Insurance Policy is 2.288% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 1.131% per annum.

(10)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)	Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under “— Overcollateralization Provisions”.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under “— Overcollateralization Provisions”, and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order, until those Interest Funds have been fully distributed:

(1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity Reserve Fund, the Required Final Maturity Deposit,

(2) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3) concurrently:

(a) from the Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for that class, and

(b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(4) from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 3(a) and 3(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

(5) from the remaining Interest Funds for both Loan Groups, sequentially:

(a)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Current Interest for that class, and

(b) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this free writing prospectus.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of Class 2-A Certificates, in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)  from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(ii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, in an amount up to the Class 1-A Principal Distribution Amount, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (2)(A)(ii)(a) below), in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, in an amount up to the Class 2-A Principal Distribution Amount, sequentially:

(a) to the classes of Class 2-A Certificates, in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (2)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)  from the remaining Principal Distribution Amounts for Loan Group 1 and Loan Group 2, sequentially:

(i) sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the Combined Class M-1, M-2 and M-3 Principal Distribution Amount, until the Certificate Principal Balances thereof are reduced to zero,

(ii) sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(iii)  any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balance thereof is reduced to zero.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate Certificates by approximately $35,000,000, which is approximately 1.75% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Adjustable Rate Certificates. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the priorities described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (5)(b) in “—Distributions — Distributions of Interest” and clause (1)(B)(ii) or (2)(B)(iii), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account and available for that Distribution Date (“Credit Comeback Excess Cashflow”), will be paid to the classes of Certificates in the following order, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Excess Cashflow:

1.        to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable to those holders as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.        concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

3.         sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

4.         to each class of Adjustable Rate Certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

5.        to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

6.        if and for so long as the Final Maturity OC Trigger is in effect, sequentially, in the following order: (i) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

7.         to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

8.         to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Deutsche Bank AG, New York Branch (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the “Swap Contract”). The Swap Contract is subject to certain ISDA definitions. On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”), and Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty. Concurrently with the assignment of the Swap Contract, the Swap Contract Administrator and the Swap Counterparty will enter into a 1992 ISDA Master Agreement (Multicurrency - Cross Border), and Schedule (the “Schedule”) and Credit Support Annex (the “Credit Support Annex”) thereto (collectively, the “ISDA Master Agreement”).

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 5.28% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding that Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on that Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Excess Cashflow and Credit Comeback Excess Cashflow as described under “— Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, will distribute all amounts on deposit in the Swap Account in the following order:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to that Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3) concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(5) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and Credit Comeback Excess Cashflow as described above under “— Overcollateralization Provisions” payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “— Overcollateralization Provisions — Excess Cashflow” above;

(6) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(8) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

(9) to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to that Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
February 2007	1,965,000,000
March 2007	1,953,360,467
April 2007	1,939,500,116
May 2007	1,923,351,132
June 2007	1,907,135,605
July 2007	1,889,450,991
August 2007	1,869,483,336
September 2007	1,847,672,920
October 2007	1,823,747,246
November 2007	1,797,760,177
December 2007	1,769,773,900
January 2008	1,740,133,549
February 2008	1,524,887,266
March 2008	1,494,499,875
April 2008	1,464,039,826
May 2008	1,433,966,855
June 2008	1,403,155,614
July 2008	1,371,662,570
August 2008	1,322,273,080
September 2008	1,290,621,260
October 2008	1,259,601,763
November 2008	1,229,203,119
December 2008	1,200,655,788
January 2009	1,173,305,792
February 2009	939,679,852
March 2009	917,036,059
April 2009	894,938,820
May 2009	873,371,020
June 2009	853,997,748
July 2009	835,127,178
August 2009	785,514,806
September 2009	766,342,944
October 2009	747,622,810
November 2009	729,333,133
December 2009	711,471,155
January 2010	694,019,288
February 2010	311,733,961
March 2010	307,626,670
April 2010	302,914,409

Month of Distribution Date	Swap Contract Notional Balance ($)
May 2010	298,539,025
June 2010	294,283,449
July 2010	290,302,383
August 2010	286,288,988
September 2010	282,417,865
October 2010	278,846,013
November 2010	275,064,565
December 2010	271,574,649
January 2011	267,790,366
February 2011	264,719,235
March 2011	261,710,579
April 2011	258,170,195
May 2011	254,791,181
June 2011	251,419,452
July 2011	248,202,064
August 2011	244,993,198
September 2011	241,946,830
October 2011	239,185,388
November 2011	236,314,575
December 2011	233,707,122
January 2012	230,669,984
February 2012	227,029,635
March 2012	223,732,473
April 2012	220,111,284
May 2012	216,897,199
June 2012	213,919,667
July 2012	210,757,638
August 2012	207,750,540
September 2012	205,007,424
October 2012	202,472,317
November 2012	199,791,288
December 2012	197,313,234
January 2013	194,635,392

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract, as calculated pursuant to the early termination payment provisions of the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the ISDA Master Agreement, if such failure is not remedied on or before the thirtieth day after notice of such failure is received,

3. if the credit rating of the Swap Counterparty’s unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below the Required Ratings Threshold for 30 or more business days, a failure to post any collateral required if such failure is not remedied on or before the third business day after notice of such failure is received and certain other events involving the termination or repudiation of the Credit Support Annex prior to the satisfaction of all obligations under the Swap Contract,

4. a breach of certain representations of the Swap Counterparty in the ISDA Master Agreement,

5. (i) the occurrence or existence of a default, event of default or other similar condition or event in respect of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty (after giving effect to any applicable notice requirement or grace period),

6. certain insolvency or bankruptcy events, and

7. a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Contract Administrator include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. if the Swap Counterparty is required to post collateral under the ISDA Master Agreement because the credit rating on its unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below the Approved Ratings Threshold or the Required Ratings Threshold, a failure by the Swap Contract Administrator to return any collateral required to be returned under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received,

3. certain insolvency or bankruptcy events, and

4. a merger by the Swap Contract Administrator without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator (or, in some cases, by both parties) if at any time a “termination event” under the ISDA Master Agreement occurs and is continuing with respect to either party or both parties, in each case in accordance with the provisions of the ISDA Master Agreement. Termination events include the following:

1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2. a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3. a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the ISDA Master Agreement occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the ISDA Master Agreement:

1. by the Swap Counterparty, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent of the Swap Counterparty where such consent is required under the Pooling and Servicing Agreement,

2. by the Swap Contract Administrator, in the event that the credit rating of the Swap Counterparty’s (or any related guarantor’s) unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below an initial threshold level established by the Rating Agencies (the “Approved Ratings Threshold”) and the Swap Counterparty fails to post the required amount of collateral, or otherwise fails to comply with or perform any other obligation, under the Credit Support Annex,

3. by the Swap Contract Administrator, in the event that the credit rating of the Swap Counterparty’s (or any related guarantor’s) unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below a second, lower threshold level established by the Rating Agencies (the “Required Ratings Threshold”) for 30 or more business days and (i) at least one eligible replacement counterparty has made an offer to be the transferee of all of the Swap Counterparty’s rights and obligations under the Swap Contract and the ISDA Master Agreement and/or (ii) an eligible guarantor has made an offer to provide an unconditional and irrevocable guarantee of the Swap Counterparty’s present and future obligations under the Swap Contract and the ISDA Master Agreement, and

4. by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the ISDA Master Agreement, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the ISDA Master Agreement, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

A “Swap Counterparty Trigger Event” means an event of default under the ISDA Master Agreement with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the ISDA Master Agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the ISDA Master Agreement, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Credit Comeback Excess Account

The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the “Credit Comeback Excess Account”), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate Certificates. The Credit Comeback Excess Account will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Credit Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Adjustable Rate Certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under “—Overcollateralization Provisions”. Any Credit Comeback Excess Amounts remaining after the application of such amounts as described under “— Overcollateralization Provisions” will be distributed to the Class C Certificates and will not be available thereafter.

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in February 2017 up to and including the Distribution Date in January 2037, if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target”), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in February 2017 up to and including the Distribution Date in January 2037 will equal the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for that Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to that Distribution Date.

40-Year Target Schedule

Month of Distribution Date	40-Year Target ($)
February 2017	79,297,744
March 2017	78,200,135
April 2017	77,117,453
May 2017	76,049,496
June 2017	74,996,064
July 2017	73,956,962
August 2017	72,931,995
September 2017	71,920,973
October 2017	70,923,707
November 2017	69,940,011
December 2017	68,969,702
January 2018	68,012,599
February 2018	67,068,523
March 2018	66,137,297
April 2018	65,218,749
May 2018	64,312,707
June 2018	63,419,002
July 2018	62,537,466
August 2018	61,667,936
September 2018	60,810,249
October 2018	59,964,245
November 2018	59,129,765
December 2018	58,306,655
January 2019	57,494,759
February 2019	56,693,927
March 2019	55,904,009
April 2019	55,124,857
May 2019	54,356,326
June 2019	53,598,272
July 2019	52,850,552
August 2019	52,113,028
September 2019	51,385,562
October 2019	50,668,016
November 2019	49,960,258
December 2019	49,262,154
January 2020	48,573,574
February 2020	47,894,390
March 2020	47,224,473
April 2020	46,563,699
May 2020	45,911,943
June 2020	45,269,084
July 2020	44,635,002
August 2020	44,009,577
September 2020	43,392,692
October 2020	42,784,232
November 2020	42,184,082
December 2020	41,592,130
January 2021	41,008,266
February 2021	40,432,379
March 2021	39,864,362
April 2021	39,304,107
May 2021	38,751,511
June 2021	38,206,469
July 2021	37,668,878
August 2021	37,138,639
September 2021	36,615,651
October 2021	36,099,816
November 2021	35,591,037
December 2021	35,089,219
January 2022	34,594,267
February 2022	34,106,088
March 2022	33,624,591
April 2022	33,149,686
May 2022	32,681,281
June 2022	32,219,291
July 2022	31,763,627
August 2022	31,314,204
September 2022	30,870,937
October 2022	30,433,744
November 2022	30,002,540
December 2022	29,577,247
January 2023	29,157,782
February 2023	28,744,068
March 2023	28,336,026
April 2023	27,933,580
May 2023	27,536,653
June 2023	27,145,171
July 2023	26,759,059
August 2023	26,378,246
September 2023	26,002,658
October 2023	25,632,226
November 2023	25,266,880
December 2023	24,906,549
January 2024	24,551,167
February 2024	24,200,667
March 2024	23,854,981
April 2024	23,514,044
May 2024	23,177,793
June 2024	22,846,164
July 2024	22,519,093
August 2024	22,196,519
September 2024	21,878,381
October 2024	21,564,619
November 2024	21,255,174
December 2024	20,949,986
January 2025	20,648,998
February 2025	20,352,153
March 2025	20,059,395
April 2025	19,770,667
May 2025	19,485,917
June 2025	19,205,088
July 2025	18,928,129
August 2025	18,654,986
September 2025	18,385,608
October 2025	18,119,944
November 2025	17,857,943
December 2025	17,599,555
January 2026	17,344,732
February 2026	17,093,424
March 2026	16,845,585
April 2026	16,601,166
May 2026	16,360,122
June 2026	16,122,406
July 2026	15,887,974
August 2026	15,656,780
September 2026	15,428,781
October 2026	15,203,933
November 2026	14,982,194
December 2026	14,763,520
January 2027	14,547,871
February 2027	14,335,206
March 2027	14,125,482
April 2027	13,918,662
May 2027	13,714,704
June 2027	13,513,571
July 2027	13,315,224
August 2027	13,119,624
September 2027	12,926,735
October 2027	12,736,519
November 2027	12,548,940
December 2027	12,363,963
January 2028	12,181,552

Month of Distribution Date	40-Year Target ($)
February 2028	12,001,671
March 2028	11,824,287
April 2028	11,649,365
May 2028	11,476,872
June 2028	11,306,775
July 2028	11,139,041
August 2028	10,973,638
September 2028	10,810,534
October 2028	10,649,698
November 2028	10,491,099
December 2028	10,334,707
January 2029	10,180,491
February 2029	10,028,422
March 2029	9,878,470
April 2029	9,730,607
May 2029	9,584,803
June 2029	9,441,032
July 2029	9,299,266
August 2029	9,159,476
September 2029	9,021,636
October 2029	8,885,719
November 2029	8,751,700
December 2029	8,619,552
January 2030	8,489,250
February 2030	8,360,768
March 2030	8,234,082
April 2030	8,109,167
May 2030	7,985,999
June 2030	7,864,554
July 2030	7,744,809
August 2030	7,626,740
September 2030	7,510,324
October 2030	7,395,540
November 2030	7,282,364
December 2030	7,170,775
January 2031	7,060,750
February 2031	6,952,269
March 2031	6,845,311
April 2031	6,739,854
May 2031	6,635,878
June 2031	6,533,363
July 2031	6,432,289
August 2031	6,332,636
September 2031	6,234,385
October 2031	6,137,517
November 2031	6,042,012
December 2031	5,947,852
January 2032	5,855,018
February 2032	5,763,493
March 2032	5,673,258
April 2032	5,584,296
May 2032	5,496,589
June 2032	5,410,121
July 2032	5,324,874
August 2032	5,240,831
September 2032	5,157,976
October 2032	5,076,293
November 2032	4,995,766
December 2032	4,916,378
January 2033	4,838,114
February 2033	4,760,960
March 2033	4,684,898
April 2033	4,609,915
May 2033	4,535,996
June 2033	4,463,127
July 2033	4,391,291
August 2033	4,320,477
September 2033	4,250,669
October 2033	4,181,853
November 2033	4,114,017
December 2033	4,047,146
January 2034	3,981,228
February 2034	3,916,249
March 2034	3,852,196
April 2034	3,789,057
May 2034	3,726,819
June 2034	3,665,469
July 2034	3,604,996
August 2034	3,545,388
September 2034	3,486,632
October 2034	3,428,717
November 2034	3,371,631
December 2034	3,315,363
January 2035	3,259,901
February 2035	3,205,235
March 2035	3,151,353
April 2035	3,098,245
May 2035	3,045,900
June 2035	2,994,308
July 2035	2,943,457
August 2035	2,893,339
September 2035	2,843,942
October 2035	2,795,258
November 2035	2,747,275
December 2035	2,699,985
January 2036	2,653,377
February 2036	2,607,443
March 2036	2,562,173
April 2036	2,517,558
May 2036	2,473,589
June 2036	2,430,256
July 2036	2,387,552
August 2036	2,345,468
September 2036	2,303,994
October 2036	2,263,123
November 2036	2,222,846
December 2036	2,183,154
January 2037	2,144,041

The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in February 2017 will equal the least of (i) the aggregate Certificate Principal Balance of the Adjustable Rate Certificates immediately prior to that Distribution Date, (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and (iii) $43,410,348.

On each Distribution Date beginning on the Distribution Date in February 2027 up to and including the Distribution Date in January 2037, if and for so long as the Final Maturity OC Trigger is in effect with respect to that Distribution Date, Excess Cashflow will be applied to reduce the aggregate Certificate Principal Balance of the Certificates in the order described above under “—Overcollateralization Provisions”.

On the Distribution Date in January 2037, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order:

(1) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

(2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(3) to the Class C Certificates, all remaining amounts.

If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount”.

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this free writing prospectus under “— Glossary of Terms — General Definitions ”.

ANNEX A

THE STATISTICAL CALCULATION POOL

The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the Statistical Calculation Date Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	18	$4,318,432	0.79%	$239,913	7.808%	359.96	589	86.9%
2/28 6-month LIBOR	1,421	228,230,657	41.50	160,613	8.416	359.79	592	81.6
2/38 6-month LIBOR	596	129,608,692	23.57	217,464	8.034	479.96	582	78.9
2/28 6-month LIBOR - 60-month Interest Only	162	37,461,817	6.81	231,246	7.443	359.89	659	83.1
2/28 6-month LIBOR 40/30-Year Balloon	49	10,385,820	1.89	211,956	8.109	359.45	573	75.3
3/27 6-month LIBOR	82	12,215,232	2.22	148,966	8.192	358.10	597	78.9
3/37 6-month LIBOR	23	5,337,347	0.97	232,059	7.241	480.00	597	76.4
3/27 6-month LIBOR - 60-month Interest Only	10	2,770,800	0.50	277,080	6.796	360.00	674	80.3
5/25 6-month LIBOR	20	4,704,322	0.86	235,216	7.748	359.92	585	80.9
5/35 6-month LIBOR	9	2,029,400	0.37	225,489	7.440	480.00	601	70.2
5/25 6-month LIBOR - 120-month Interest Only	2	621,520	0.11	310,760	6.722	360.00	656	86.1
10-Year Fixed	2	156,639	0.03	78,319	8.023	119.00	598	54.9
15-Year Fixed	17	2,822,647	0.51	166,038	7.866	179.93	589	70.8
20-Year Fixed	12	2,611,900	0.47	217,658	7.523	240.00	602	72.8
25-Year Fixed	2	227,000	0.04	113,500	7.472	300.00	668	76.8
30-Year Fixed	465	81,899,487	14.89	176,128	7.841	359.55	603	75.4
30-Year Fixed - Credit Comeback	15	1,948,752	0.35	129,917	8.770	358.50	588	81.6
40-Year Fixed	96	19,777,291	3.60	206,013	7.771	479.76	597	73.3
40-Year Fixed - Credit Comeback	4	979,950	0.18	244,988	8.844	480.00	600	85.4
40/30 Fixed Balloon	6	1,801,648	0.33	300,275	7.862	359.38	620	77.0
Total/Avg./Wtd. Avg.	3,011	$549,909,353	100.00%

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	1,764	$300,708,599	54.68%	$170,470	8.237%	359.73	600	81.5%
ARM 480	628	136,975,439	24.91	218,114	7.994	479.96	583	78.7
Fixed 120	2	156,639	0.03	78,319	8.023	119.00	598	54.9
Fixed 180	17	2,822,647	0.51	166,038	7.866	179.93	589	70.8
Fixed 240	12	2,611,900	0.47	217,658	7.523	240.00	602	72.8
Fixed 300	2	227,000	0.04	113,500	7.472	300.00	668	76.8
Fixed 360	486	85,649,887	15.58	176,234	7.862	359.52	603	75.6
Fixed 480	100	20,757,241	3.77	207,572	7.822	479.78	597	73.9
Total/Avg./Wtd. Avg.	3,011	$549,909,353	100.00%

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$25,000.01 - $50,000.00	10	$482,332	0.09%	$48,233	9.518%	340.88	614	66.2%
$50,000.01 - $75,000.00	217	13,815,265	2.51	63,665	9.613	360.71	601	84.8
$75,000.01 - $100,000.00	347	30,676,363	5.58	88,405	8.922	374.22	599	82.0
$100,000.01 - $150,000.00	780	97,038,279	17.65	124,408	8.429	380.61	596	81.4
$150,000.01 - $200,000.00	595	103,982,609	18.91	174,761	8.169	391.05	595	78.7
$200,000.01 - $250,000.00	399	89,370,327	16.25	223,986	8.028	394.84	594	78.8
$250,000.01 - $300,000.00	275	75,520,644	13.73	274,621	7.793	402.90	598	79.1
$300,000.01 - $350,000.00	202	65,721,026	11.95	325,352	7.789	400.93	592	78.2
$350,000.01 - $400,000.00	132	49,722,673	9.04	376,687	7.580	409.01	596	77.8
$400,000.01 - $450,000.00	42	17,356,536	3.16	413,251	7.371	389.96	610	79.0
$450,000.01 - $500,000.00	7	3,389,161	0.62	484,166	8.486	394.95	620	85.8
$500,000.01 - $550,000.00	3	1,587,137	0.29	529,046	7.474	398.98	630	65.1
$600,000.01 - $650,000.00	2	1,247,000	0.23	623,500	8.751	421.78	636	85.2
Total/Avg./Wtd. Avg.	3,011	$549,909,353	100.00%

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	36	$4,290,924	0.78%	$119,192	9.105%	371.28	599	88.2%
Alaska	12	2,279,320	0.41	189,943	8.541	389.52	610	88.1
Arizona	112	19,774,015	3.60	176,554	8.057	401.58	608	77.3
Arkansas	15	1,926,668	0.35	128,445	9.136	383.65	589	89.5
California	317	89,442,324	16.26	282,152	7.505	419.60	589	72.4
Colorado	36	5,903,424	1.07	163,984	8.305	390.85	626	85.5
Connecticut	53	10,101,254	1.84	190,590	8.272	395.43	600	81.6
Delaware	12	2,091,410	0.38	174,284	8.043	385.57	585	80.4
District of Columbia	7	1,818,750	0.33	259,821	7.461	375.84	597	70.2
Florida	304	58,771,056	10.69	193,326	8.083	392.90	598	78.9
Georgia	162	24,124,493	4.39	148,917	8.627	382.50	603	87.1
Hawaii	12	4,593,670	0.84	382,806	7.930	390.07	620	81.6
Idaho	21	3,211,400	0.58	152,924	8.039	378.33	589	86.6
Illinois	142	28,025,861	5.10	197,365	8.434	386.65	608	83.4
Indiana	48	4,980,974	0.91	103,770	9.027	364.05	596	85.1
Iowa	24	2,851,554	0.52	118,815	8.741	360.00	601	87.2
Kansas	20	2,453,320	0.45	122,666	8.602	377.59	586	84.7
Kentucky	22	2,980,944	0.54	135,497	8.832	375.93	597	90.7
Louisiana	30	4,036,095	0.73	134,536	8.184	372.35	603	85.2
Maine	10	1,743,120	0.32	174,312	8.326	395.82	572	84.2
Maryland	128	28,049,793	5.10	219,139	7.804	410.93	594	77.3
Massachusetts	72	16,744,540	3.04	232,563	7.754	394.04	593	75.4
Michigan	82	10,236,502	1.86	124,835	8.668	382.18	598	86.3
Minnesota	53	9,690,694	1.76	182,843	8.165	378.98	606	80.2
Mississippi	28	3,427,253	0.62	122,402	7.891	358.40	609	85.0
Missouri	85	10,578,368	1.92	124,451	8.745	383.29	601	86.4
Montana	10	1,609,997	0.29	161,000	8.535	359.90	600	81.6
Nebraska	2	150,650	0.03	75,325	9.967	360.00	620	97.3
Nevada	42	9,277,975	1.69	220,904	7.746	388.05	606	80.5
New Hampshire	7	1,368,220	0.25	195,460	8.280	383.90	586	74.8
New Jersey	101	25,127,367	4.57	248,786	8.025	388.00	591	77.8
New Mexico	24	3,492,397	0.64	145,517	8.452	390.28	576	79.2
New York	118	29,875,446	5.43	253,182	7.487	378.94	590	70.7
North Carolina	88	10,814,808	1.97	122,896	8.773	379.24	599	85.8
North Dakota	4	401,159	0.07	100,290	9.494	397.09	590	94.8
Ohio	62	6,307,517	1.15	101,734	8.932	377.52	595	87.2
Oklahoma	22	2,164,636	0.39	98,393	9.003	368.60	586	86.5
Oregon	55	10,862,075	1.98	197,492	7.897	416.72	603	78.9
Pennsylvania	64	9,317,028	1.69	145,579	8.484	377.56	585	84.0
Rhode Island	5	1,340,150	0.24	268,030	8.586	420.32	572	84.4
South Carolina	33	4,621,813	0.84	140,055	8.486	381.46	589	78.6
South Dakota	3	315,875	0.06	105,292	8.920	435.79	591	88.9
Tennessee	64	6,992,601	1.27	109,259	8.908	378.79	611	87.5
Texas	181	20,868,136	3.79	115,294	8.550	361.52	596	83.6
Utah	55	9,360,978	1.70	170,200	8.157	370.76	611	81.1
Vermont	9	1,581,007	0.29	175,667	8.245	413.47	606	78.9
Virginia	91	17,020,644	3.10	187,040	7.979	390.77	579	79.3
Washington	78	16,143,545	2.94	206,969	7.987	405.23	590	81.0
West Virginia	8	1,196,449	0.22	149,556	8.461	367.34	605	78.1
Wisconsin	37	4,859,255	0.88	131,331	8.861	376.00	609	86.8
Wyoming	5	711,900	0.13	142,380	8.260	360.00	602	86.4
Total/Avg./Wtd. Avg.	3,011	$549,909,353	100.00%

Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	126	$20,395,983	3.71%	$161,873	7.646%	388.16	577	41.5%
50.01 - 55.00	62	13,085,448	2.38	211,056	7.176	404.83	581	52.8
55.01 - 60.00	77	16,489,096	3.00	214,144	7.340	402.45	575	57.6
60.01 - 65.00	135	28,336,769	5.15	209,902	7.603	398.05	579	63.2
65.01 - 70.00	151	32,236,602	5.86	213,487	7.757	401.58	574	68.4
70.01 - 75.00	229	50,059,682	9.10	218,601	7.928	392.16	570	73.7
75.01 - 80.00	836	143,251,975	26.05	171,354	7.971	389.88	614	79.5
80.01 - 85.00	382	72,814,215	13.24	190,613	8.204	395.90	581	84.3
85.01 - 90.00	508	98,861,465	17.98	194,609	8.191	391.45	603	89.4
90.01 - 95.00	314	49,995,878	9.09	159,223	8.853	391.10	611	94.6
95.01 - 100.00	191	24,382,240	4.43	127,656	9.340	379.45	622	99.8
Total/Avg./Wtd. Avg.	3,011	$549,909,353	100.00%

Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	125	$20,280,983	3.69%	$162,248	7.640%	387.64	577	41.5%
50.01 - 55.00	62	12,923,448	2.35	208,443	7.221	406.46	578	52.6
55.01 - 60.00	77	16,489,096	3.00	214,144	7.340	402.45	575	57.6
60.01 - 65.00	134	28,428,119	5.17	212,150	7.575	397.93	580	63.1
65.01 - 70.00	151	32,092,202	5.84	212,531	7.748	401.76	574	68.4
70.01 - 75.00	219	48,498,007	8.82	221,452	7.936	393.20	569	73.7
75.01 - 80.00	407	78,185,002	14.22	192,101	8.038	393.45	583	79.2
80.01 - 85.00	378	72,621,130	13.21	192,119	8.192	396.17	582	84.2
85.01 - 90.00	516	99,903,670	18.17	193,612	8.201	391.30	603	89.2
90.01 - 95.00	320	50,924,553	9.26	159,139	8.858	391.69	610	94.3
95.01 - 100.00	622	89,563,143	16.29	143,992	8.269	382.89	643	85.4
Total/Avg./Wtd. Avg.	3,011	$549,909,353	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.501 - 5.000	2	$601,200	0.11%	$300,600	4.955%	436.33	553	66.3%
5.001 - 5.500	5	1,489,421	0.27	297,884	5.415	428.54	661	81.4
5.501 - 6.000	30	7,745,419	1.41	258,181	5.836	408.12	622	70.9
6.001 - 6.500	102	26,147,598	4.75	256,349	6.360	404.68	618	71.9
6.501 - 7.000	297	71,715,484	13.04	241,466	6.833	396.96	611	73.5
7.001 - 7.500	356	74,646,303	13.57	209,681	7.341	391.03	603	75.9
7.501 - 8.000	489	90,140,710	16.39	184,337	7.819	383.90	598	78.5
8.001 - 8.500	439	79,032,954	14.37	180,030	8.322	394.81	596	80.8
8.501 - 9.000	545	96,114,024	17.48	176,356	8.809	395.43	588	82.0
9.001 - 9.500	373	59,404,390	10.80	159,261	9.299	394.44	581	84.5
9.501 - 10.000	216	29,544,911	5.37	136,782	9.700	385.46	576	86.1
10.001 - 10.500	55	5,417,625	0.99	98,502	10.308	378.10	586	93.9
10.501 - 11.000	57	4,649,864	0.85	81,577	10.779	370.45	588	95.2
11.001 - 11.500	26	1,781,957	0.32	68,537	11.260	360.00	581	92.6
11.501 - 12.000	11	866,642	0.16	78,786	11.784	372.12	577	96.4
12.001 - 12.500	4	368,500	0.07	92,125	12.273	360.00	590	100.0
12.501 - 13.000	4	242,350	0.04	60,588	12.793	360.00	600	98.8
Total/Avg./Wtd. Avg.	3,011	$549,909,353	100.00%

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	2,371	$424,424,246	77.18%	$179,006	8.112%	393.26	594	79.4%
Planned Unit Development	376	70,799,251	12.87	188,296	8.030	387.09	601	81.8
Two Family Home	103	25,372,620	4.61	246,336	7.990	398.94	607	76.2
Low-Rise Condominium	129	20,824,389	3.79	161,429	8.273	390.39	608	80.6
Three Family Home	15	3,993,499	0.73	266,233	7.590	414.53	604	68.0
Four Family Home	10	2,705,887	0.49	270,589	7.785	347.63	634	66.3
High-Rise Condominium	7	1,789,461	0.33	255,637	8.134	405.46	618	76.3
Total/Avg./Wtd. Avg.	3,011	$549,909,353	100.00%

Loan Purposes for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	2,050	$421,391,021	76.63%	$205,557	7.961%	395.79	589	77.6%
Purchase	762	93,688,808	17.04	122,951	8.787	379.79	623	87.1
Refinance - Rate/Term	199	34,829,524	6.33	175,023	7.884	388.29	606	82.2
Total/Avg./Wtd. Avg.	3,011	$549,909,353	100.00%

Occupancy Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	2,867	$525,000,087	95.47%	$183,118	8.082%	392.81	594	79.5%
Investment Property	99	16,248,735	2.95	164,129	8.461	394.51	650	78.9
Second Home	45	8,660,530	1.57	192,456	8.289	375.62	637	80.0
Total/Avg./Wtd. Avg.	3,011	$549,909,353	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	2	$156,639	0.03%	$78,319	8.023%	119.00	598	54.9%
121 - 180	17	2,822,647	0.51	166,038	7.866	179.93	589	70.8
181 - 300	14	2,838,900	0.52	202,779	7.519	244.80	608	73.1
301 - 360	2,250	386,358,486	70.26	171,715	8.154	359.68	601	80.2
Greater than 360	728	157,732,681	28.68	216,666	7.972	479.94	585	78.1
Total/Avg./Wtd. Avg.	3,011	$549,909,353	100.00%

Loan Documentation Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	2,044	$342,204,491	62.23%	$167,419	8.002%	393.11	589	81.0%
Stated Income	967	207,704,862	37.77	214,793	8.254	391.74	609	77.0
Total/Avg./Wtd. Avg.	3,011	$549,909,353	100.00%

Credit Bureau Risk Scores(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	1	$136,000	0.02%	$136,000	6.325%	480.00	816	80.0%
781 - 800	6	1,268,650	0.23	211,442	7.605	388.57	789	83.4
761 - 780	3	532,655	0.10	177,552	8.586	382.26	771	81.6
741 - 760	5	1,258,669	0.23	251,734	7.711	359.84	753	81.4
721 - 740	27	4,800,121	0.87	177,782	7.689	372.84	730	82.1
701 - 720	44	8,917,801	1.62	202,677	7.639	387.41	710	83.2
681 - 700	78	15,157,596	2.76	194,328	7.655	377.59	688	78.6
661 - 680	172	32,928,063	5.99	191,442	7.711	381.54	670	82.2
641 - 660	293	54,530,772	9.92	186,112	7.776	380.42	650	82.0
621 - 640	328	58,752,153	10.68	179,122	7.802	385.04	631	82.4
601 - 620	414	71,660,960	13.03	173,094	8.050	397.57	609	81.4
581 - 600	395	67,173,256	12.22	170,059	8.323	391.43	590	81.4
561 - 580	435	78,102,526	14.20	179,546	8.289	394.22	570	79.7
541 - 560	342	65,442,123	11.90	191,351	8.271	399.20	551	77.3
521 - 540	291	56,131,854	10.21	192,893	8.330	405.73	531	73.9
501 - 520	170	31,332,354	5.70	184,308	8.446	403.18	512	71.9
500 or Less	7	1,783,800	0.32	254,829	7.581	376.82	500	63.4
Total/Avg./Wtd. Avg.	3,011	$549,909,353	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	2,415	$432,451,514	78.64%	$179,069	8.083%	391.34	605	81.1%
A-	189	37,877,601	6.89	200,411	8.081	394.22	565	76.9
B	265	52,381,036	9.53	197,664	8.138	396.03	565	74.4
C	118	22,980,676	4.18	194,751	8.322	403.50	560	67.8
C-	12	2,115,855	0.38	176,321	8.025	396.36	544	63.3
D	12	2,102,672	0.38	175,223	7.870	411.40	547	60.9
Total/Avg./Wtd. Avg.	3,011	$549,909,353	100.00%

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	995	$178,324,993	32.43%	$179,221	8.261%	387.30	599	80.4%
12	135	33,262,684	6.05	246,390	7.815	384.33	596	72.5
13	1	199,826	0.04	199,826	6.700	359.00	635	54.8
24	1,551	277,159,250	50.40	178,697	8.091	399.15	593	80.3
36	329	60,962,600	11.09	185,297	7.804	382.87	604	76.8
Total/Avg./Wtd. Avg.	3,011	$549,909,353	100.00%

Months to Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	18	$4,318,432	0.99%	$239,913	7.808%	359.96	589	86.9%
7 - 12	9	6	813,977	0.19	135,663	7.455	345.16	610	74.1
13 - 18	16	14	2,339,145	0.53	167,082	7.954	350.95	577	78.2
19 - 24	24	2,217	403,406,049	92.17	181,960	8.197	398.45	594	80.7
25 - 31	27	3	631,587	0.14	210,529	7.654	351.15	649	69.2
32 - 37	36	103	18,819,606	4.30	182,715	7.766	393.84	606	78.5
38 or Greater	60	31	7,355,242	1.68	237,266	7.576	393.06	596	78.4
Total/Avg./Wtd. Avg.		2,392	$437,684,039	100.00%

Gross Margins for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	4	$1,049,850	0.24%	$262,463	7.603%	381.84	568	70.2%
3.001 - 4.000	9	1,917,131	0.44	213,015	6.825	359.59	595	78.7
4.001 - 5.000	55	10,834,095	2.48	196,984	7.564	390.62	595	77.3
5.001 - 6.000	280	55,135,492	12.60	196,912	7.872	393.39	599	77.4
6.001 - 7.000	1,723	310,415,134	70.92	180,160	8.171	399.88	595	81.0
7.001 - 8.000	321	58,332,336	13.33	181,721	8.548	390.43	591	82.6
Total/Avg./Wtd. Avg.	2,392	$437,684,039	100.00%
____________
(1)	The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.527%.

Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
11.501 - 12.000	5	$1,444,681	0.33%	$288,936	5.408%	413.37	612	70.0%
12.001 - 12.500	13	3,628,904	0.83	279,146	5.954	407.82	651	75.9
12.501 - 13.000	46	11,128,121	2.54	241,916	6.215	408.26	617	69.6
13.001 - 13.500	101	24,089,267	5.50	238,508	6.581	407.50	610	72.9
13.501 - 14.000	219	50,459,796	11.53	230,410	7.027	403.80	606	76.1
14.001 - 14.500	279	59,007,523	13.48	211,496	7.468	397.64	602	78.9
14.501 - 15.000	370	67,586,343	15.44	182,666	7.950	391.91	596	79.5
15.001 - 15.500	361	66,318,319	15.15	183,707	8.431	400.92	591	81.5
15.501 - 16.000	425	76,549,049	17.49	180,115	8.833	395.11	588	83.0
16.001 - 16.500	266	42,374,780	9.68	159,304	9.292	397.82	583	85.2
16.501 - 17.000	172	23,651,601	5.40	137,509	9.715	389.50	575	86.7
17.001 - 17.500	48	4,721,678	1.08	98,368	10.306	380.83	589	94.1
17.501 - 18.000	49	3,938,600	0.90	80,380	10.771	367.71	588	95.1
18.001 - 18.500	22	1,522,965	0.35	69,226	11.264	360.00	580	92.2
18.501 - 19.000	9	712,063	0.16	79,118	11.805	359.84	572	95.6
19.001 - 19.500	4	368,500	0.08	92,125	12.273	360.00	590	100.0
Greater than 19.500	3	181,850	0.04	60,617	12.808	360.00	593	98.5
Total/Avg./Wtd. Avg.	2,392	$437,684,039	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 15.050%.

Initial Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	24	$5,638,402	1.29%	$234,933	7.921%	373.69	588	85.2%
1.500	1,976	356,716,004	81.50	180,524	8.178	399.39	596	81.3
2.000	8	1,669,016	0.38	208,627	8.688	358.91	568	75.5
3.000	383	73,323,258	16.75	191,445	8.081	389.77	593	76.9
3.500	1	337,358	0.08	337,358	9.490	478.00	517	73.4
Total/Avg./Wtd. Avg.	2,392	$437,684,039	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.748%.

Subsequent Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	361	$69,426,102	15.86%	$192,316	8.120%	389.66	591	77.3%
1.500	2,030	368,151,937	84.11	181,356	8.169	398.82	596	81.2
2.000	1	106,000	0.02	106,000	8.250	360.00	613	70.9
Total/Avg./Wtd. Avg.	2,392	$437,684,039	100.00%
____________
(1) The weighted average Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.421%.

Minimum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.001 - 5.000	2	$601,200	0.14%	$300,600	4.955%	436.33	553	66.3%
5.001 - 6.000	34	8,965,841	2.05	263,701	5.762	412.96	627	72.6
6.001 - 7.000	276	66,416,994	15.17	240,641	6.680	408.06	611	74.5
7.001 - 8.000	633	125,055,535	28.57	197,560	7.606	393.31	600	78.9
8.001 - 9.000	812	148,830,467	34.00	183,289	8.589	398.54	591	81.9
9.001 - 10.000	496	75,846,098	17.33	152,916	9.436	393.92	578	85.0
Greater than 10.000	139	11,967,903	2.73	86,100	10.739	373.64	586	94.4
Total/Avg./Wtd. Avg.	2,392	$437,684,039	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 8.162%.

Next Adjustment Dates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
June 2007	1	$184,382	0.04%	$184,382	8.250%	359.00	543	90.0%
July 2007	13	2,950,050	0.67	226,927	7.933	360.00	573	86.0
August 2007	6	1,399,971	0.32	233,329	7.462	357.38	625	89.2
September 2007	2	263,974	0.06	131,987	7.702	344.00	602	79.5
November 2007	1	86,748	0.02	86,748	8.500	346.00	614	100.0
January 2008	1	247,284	0.06	247,284	6.650	348.00	657	43.1
February 2008	4	552,372	0.13	138,093	7.953	349.00	605	81.7
March 2008	1	209,509	0.05	209,509	9.000	350.00	528	87.2
April 2008	2	408,266	0.09	204,133	7.931	351.00	536	81.3
June 2008	1	269,075	0.06	269,075	8.875	354.00	614	90.0
July 2008	6	899,922	0.21	149,987	7.447	351.43	577	69.0
August 2008	3	282,194	0.06	94,065	8.562	347.03	592	82.3
September 2008	7	919,162	0.21	131,309	7.815	364.86	584	69.3
October 2008	3	380,695	0.09	126,898	8.167	353.90	610	80.3
November 2008	13	2,910,467	0.66	223,882	8.590	382.26	569	71.7
December 2008	135	25,929,720	5.92	192,072	8.324	377.85	599	79.3
January 2009	1,606	294,244,788	67.23	183,216	8.170	401.32	594	81.3
February 2009	450	78,739,023	17.99	174,976	8.246	395.89	596	79.5
March 2009	1	387,257	0.09	387,257	7.915	350.00	681	74.3
April 2009	1	123,937	0.03	123,937	6.500	351.00	602	79.1
August 2009	1	120,393	0.03	120,393	8.000	355.00	595	42.5
October 2009	2	186,014	0.04	93,007	9.402	357.00	624	93.3
November 2009	4	620,206	0.14	155,051	9.333	358.00	590	88.4
December 2009	14	1,846,616	0.42	131,901	8.762	359.00	581	78.3
January 2010	61	11,103,550	2.54	182,025	7.570	397.66	610	77.8
February 2010	22	5,063,220	1.16	230,146	7.582	403.92	606	78.2
November 2011	1	194,975	0.04	194,975	8.750	358.00	663	80.0
January 2012	23	5,628,067	1.29	244,699	7.514	397.19	598	78.6
February 2012	7	1,532,200	0.35	218,886	7.656	382.32	579	77.2
Total/Avg./Wtd. Avg.	2,392	$437,684,039	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is January 2009.

Interest Only Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	2,837	$509,055,216	92.57%	$179,434	8.154%	395.22	591	79.2%
60	172	40,232,617	7.32	233,911	7.398	359.90	660	82.9
120	2	621,520	0.11	310,760	6.722	360.00	656	86.1
Total/Avg./Wtd. Avg.	3,011	$549,909,353	100.00%

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	12	$4,646,623	0.44%	$387,219	8.120%	360.00	577	85.8%
2/28 6-month LIBOR	1,420	259,414,326	24.46	182,686	8.867	359.51	611	84.2
2/38 6-month LIBOR	362	108,929,102	10.27	300,909	8.283	479.90	606	83.5
2/28 6-month LIBOR - 60-month Interest Only	997	300,644,493	28.34	301,549	7.630	359.90	637	83.1
2/28 6-month LIBOR 40/30 Year Balloon	39	8,978,543	0.85	230,219	8.817	359.21	593	80.5
3/27 6-month LIBOR	104	14,793,483	1.39	142,245	9.086	355.82	609	84.6
3/37 6-month LIBOR	18	6,710,899	0.63	372,828	7.693	479.98	625	84.1
3/27 6-month LIBOR - 60-month Interest Only	48	12,962,237	1.22	270,047	7.356	359.70	633	80.9
5/25 6-month LIBOR	21	4,058,981	0.38	193,285	7.928	359.98	623	81.4
5/35 6-month LIBOR	14	5,810,850	0.55	415,061	6.967	479.84	629	78.6
5/25 6-month LIBOR - 120-month Interest Only	60	20,299,887	1.91	338,331	7.054	359.96	641	81.8
10-Year Fixed	4	140,779	0.01	35,195	9.283	89.31	675	74.1
15-Year Fixed	74	4,488,782	0.42	60,659	8.908	154.79	600	68.0
15-Year Fixed - Credit Comeback	6	487,928	0.05	81,321	9.396	153.23	611	81.3
20-Year Fixed	19	2,378,405	0.22	125,179	7.373	233.02	617	65.3
25-Year Fixed	5	841,150	0.08	168,230	8.403	300.00	605	64.3
30-Year Fixed	939	185,931,277	17.53	198,010	7.759	358.17	609	76.6
30-Year Fixed - Credit Comeback	72	9,394,199	0.89	130,475	9.266	344.18	594	81.8
40-Year Fixed	220	58,339,191	5.50	265,178	7.479	479.98	606	77.5
40-Year Fixed - Credit Comeback	13	2,247,090	0.21	172,853	8.783	480.00	594	78.4
30-Year Fixed - 60-month Interest Only	139	47,306,067	4.46	340,331	7.109	359.80	629	78.2
30/15 Fixed Balloon	4	127,883	0.01	31,971	11.264	97.85	561	82.5
40/30 Fixed Balloon	9	1,742,877	0.16	193,653	8.412	359.55	618	89.2
Total/Avg./Wtd. Avg.	4,599	$1,060,675,054	100.00%

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	2,701	$625,798,575	59.00%	$231,691	8.175%	359.63	624	83.5%
ARM 480	394	121,450,851	11.45	308,251	8.187	479.90	608	83.3
Fixed 120	4	140,779	0.01	35,195	9.283	89.31	675	74.1
Fixed 180	84	5,104,594	0.48	60,769	9.014	153.21	600	69.7
Fixed 240	19	2,378,405	0.22	125,179	7.373	233.02	617	65.3
Fixed 300	5	841,150	0.08	168,230	8.403	300.00	605	64.3
Fixed 360	1,159	244,374,420	23.04	210,849	7.696	357.96	613	77.2
Fixed 480	233	60,586,281	5.71	260,027	7.528	479.98	606	77.5
Total/Avg./Wtd. Avg.	4,599	$1,060,675,054	100.00%

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$0.01 - $25,000.00	34	$572,257	0.05%	$16,831	11.384%	127.26	595	67.4%
$25,000.01 - $50,000.00	96	3,979,238	0.38	41,450	10.881	267.81	593	73.8
$50,000.01 - $75,000.00	355	22,629,028	2.13	63,744	9.993	349.67	593	83.0
$75,000.01 - $100,000.00	420	36,818,218	3.47	87,662	9.323	360.94	598	82.2
$100,000.01 - $150,000.00	891	111,517,109	10.51	125,159	8.796	369.62	602	81.4
$150,000.01 - $200,000.00	702	122,557,299	11.55	174,583	8.512	372.53	610	82.0
$200,000.01 - $250,000.00	469	105,487,679	9.95	224,920	8.210	380.53	614	81.6
$250,000.01 - $300,000.00	380	104,176,356	9.82	274,148	7.976	375.62	622	81.4
$300,000.01 - $350,000.00	310	100,577,989	9.48	324,445	7.664	383.03	628	82.4
$350,000.01 - $400,000.00	228	85,333,625	8.05	374,270	7.635	378.43	631	82.4
$400,000.01 - $450,000.00	226	96,721,804	9.12	427,973	7.615	390.83	618	82.4
$450,000.01 - $500,000.00	201	95,658,402	9.02	475,912	7.497	389.05	629	82.1
$500,000.01 - $550,000.00	94	49,246,713	4.64	523,901	7.623	390.54	635	81.2
$550,000.01 - $600,000.00	71	40,983,061	3.86	577,226	7.638	382.01	618	81.1
$600,000.01 - $650,000.00	54	33,771,270	3.18	625,394	7.350	390.90	617	78.2
$650,000.01 - $700,000.00	24	16,258,275	1.53	677,428	7.319	379.68	639	79.6
$700,000.01 - $750,000.00	21	15,321,624	1.44	729,601	7.277	382.84	615	79.7
$750,000.01 - $800,000.00	12	9,303,317	0.88	775,276	6.850	369.31	653	74.2
$800,000.01 - $850,000.00	3	2,467,898	0.23	822,633	7.589	399.04	654	88.3
$850,000.01 - $900,000.00	5	4,384,900	0.41	876,980	7.165	360.00	599	75.4
Greater than $900,000.00	3	2,908,991	0.27	969,664	7.479	360.00	630	63.3
Total/Avg./Wtd. Avg.	4,599	$1,060,675,054	100.00%

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	71	$10,180,461	0.96%	$143,387	9.341%	366.80	588	89.1%
Alaska	4	873,180	0.08	218,295	7.875	360.00	615	80.0
Arizona	145	33,173,079	3.13	228,780	8.192	374.32	622	80.1
Arkansas	15	1,866,830	0.18	124,455	9.715	372.37	614	92.9
California	822	301,831,670	28.46	367,192	7.216	386.10	625	79.6
Colorado	77	15,934,636	1.50	206,943	8.312	385.00	620	84.7
Connecticut	43	12,221,763	1.15	284,227	7.860	364.00	596	77.6
Delaware	9	2,631,200	0.25	292,356	7.409	365.66	621	83.6
District of Columbia	5	2,497,250	0.24	499,450	8.210	411.86	631	76.0
Florida	640	145,649,269	13.73	227,577	8.128	379.11	620	81.1
Georgia	147	29,564,292	2.79	201,118	8.680	374.39	606	83.6
Hawaii	29	11,559,200	1.09	398,593	7.636	391.87	615	77.5
Idaho	27	5,442,516	0.51	201,575	8.230	374.73	602	80.3
Illinois	186	39,964,811	3.77	214,865	8.618	375.04	625	83.2
Indiana	67	7,494,688	0.71	111,861	9.774	359.28	586	86.5
Iowa	15	1,469,230	0.14	97,949	9.983	357.23	587	92.4
Kansas	18	2,382,324	0.22	132,351	9.264	360.00	619	86.5
Kentucky	24	2,679,656	0.25	111,652	9.439	372.14	583	88.9
Louisiana	76	9,769,958	0.92	128,552	8.402	340.51	599	82.8
Maine	12	2,600,069	0.25	216,672	8.165	388.97	608	84.9
Maryland	88	23,690,441	2.23	269,210	7.929	388.14	619	80.7
Massachusetts	61	17,289,986	1.63	283,442	7.844	376.66	618	79.2
Michigan	160	18,989,881	1.79	118,687	9.587	372.87	603	87.9
Minnesota	34	7,043,984	0.66	207,176	8.677	372.72	611	77.4
Mississippi	48	5,857,325	0.55	122,028	8.612	346.87	598	88.0
Missouri	86	12,111,376	1.14	140,830	8.873	366.50	606	86.0
Montana	13	4,535,644	0.43	348,896	8.303	365.15	611	75.0
Nebraska	9	872,225	0.08	96,914	9.359	345.51	613	89.2
Nevada	76	21,396,204	2.02	281,529	7.956	380.96	626	83.7
New Hampshire	20	4,014,931	0.38	200,747	7.314	385.35	635	79.1
New Jersey	106	29,815,072	2.81	281,274	8.439	383.23	618	81.5
New Mexico	18	2,995,259	0.28	166,403	8.596	360.00	613	86.1
New York	188	69,254,853	6.53	368,377	7.769	387.97	629	79.2
North Carolina	106	17,029,590	1.61	160,657	9.157	372.16	607	86.5
North Dakota	3	489,600	0.05	163,200	10.547	446.47	543	79.4
Ohio	55	7,330,219	0.69	133,277	9.371	374.52	612	87.5
Oklahoma	35	4,141,377	0.39	118,325	9.085	354.55	598	84.2
Oregon	55	11,879,597	1.12	215,993	8.033	384.95	611	80.2
Pennsylvania	136	18,766,396	1.77	137,988	8.725	375.02	610	84.4
Rhode Island	3	979,000	0.09	326,333	7.837	360.00	681	86.0
South Carolina	29	5,015,951	0.47	172,964	9.317	370.14	606	82.8
South Dakota	4	412,166	0.04	103,041	7.386	358.37	604	83.5
Tennessee	96	13,049,716	1.23	135,935	8.589	365.88	626	83.1
Texas	424	52,098,325	4.91	122,873	8.778	350.79	617	84.6
Utah	48	10,653,162	1.00	221,941	8.532	371.14	611	85.5
Virginia	99	23,937,965	2.26	241,798	7.927	392.08	612	80.6
Washington	103	27,734,253	2.61	269,265	7.845	371.49	612	81.8
West Virginia	17	1,838,766	0.17	108,163	9.302	358.59	594	85.8
Wisconsin	39	6,414,460	0.60	164,473	9.207	388.13	592	87.5
Wyoming	8	1,251,250	0.12	156,406	8.818	381.48	605	86.5
Total/Avg./Wtd. Avg.	4,599	$1,060,675,054	100.00%

Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	156	$26,705,997	2.52%	$171,192	7.635%	375.57	587	40.1%
50.01 - 55.00	59	12,400,070	1.17	210,171	7.205	360.68	603	52.7
55.01 - 60.00	98	20,877,752	1.97	213,038	7.217	376.67	591	57.7
60.01 - 65.00	136	33,911,607	3.20	249,350	7.405	372.05	600	63.3
65.01 - 70.00	169	42,160,406	3.97	249,470	7.722	392.26	586	68.4
70.01 - 75.00	269	69,169,931	6.52	257,137	7.857	380.67	593	73.7
75.01 - 80.00	1,674	391,769,682	36.94	234,032	7.744	375.49	642	79.8
80.01 - 85.00	463	108,781,253	10.26	234,949	8.096	381.51	595	84.1
85.01 - 90.00	698	178,423,824	16.82	255,622	8.042	381.70	612	89.5
90.01 - 95.00	534	107,270,996	10.11	200,882	9.124	378.91	608	94.7
95.01 - 100.00	343	69,203,535	6.52	201,760	9.057	379.84	628	99.9
Total/Avg./Wtd. Avg.	4,599	$1,060,675,054	100.00%

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	155	$26,425,997	2.49%	$170,490	7.603%	374.46	587	40.0%
50.01 - 55.00	59	12,400,070	1.17	210,171	7.205	360.68	603	52.7
55.01 - 60.00	95	19,801,754	1.87	208,440	7.242	380.43	592	57.8
60.01 - 65.00	136	34,331,205	3.24	252,435	7.386	370.26	600	63.2
65.01 - 70.00	170	42,691,006	4.02	251,124	7.711	391.86	586	68.2
70.01 - 75.00	243	61,712,227	5.82	253,960	7.922	382.12	587	73.6
75.01 - 80.00	465	103,531,119	9.76	222,648	7.882	376.90	595	79.0
80.01 - 85.00	455	107,148,580	10.10	235,491	8.096	380.81	595	84.1
85.01 - 90.00	706	179,350,632	16.91	254,038	8.048	381.58	612	89.4
90.01 - 95.00	561	114,012,473	10.75	203,231	9.042	378.66	609	93.9
95.01 - 100.00	1,554	359,269,990	33.87	231,190	7.950	376.15	653	83.7
Total/Avg./Wtd. Avg.	4,599	$1,060,675,054	100.00%
 ____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.501 - 5.000	1	$700,000	0.07%	$700,000	4.750%	360.00	582	71.8%
5.001 - 5.500	19	6,991,020	0.66	367,948	5.446	381.25	653	82.5
5.501 - 6.000	94	35,398,654	3.34	376,581	5.858	385.26	640	76.4
6.001 - 6.500	305	110,463,046	10.41	362,174	6.342	381.24	633	75.5
6.501 - 7.000	517	162,906,721	15.36	315,100	6.830	377.17	624	77.1
7.001 - 7.500	492	133,628,693	12.60	271,603	7.303	379.02	632	80.1
7.501 - 8.000	602	149,649,242	14.11	248,587	7.794	380.00	631	81.9
8.001 - 8.500	477	106,665,821	10.06	223,618	8.292	382.27	627	83.8
8.501 - 9.000	466	105,757,055	9.97	226,946	8.780	376.64	617	84.7
9.001 - 9.500	344	64,528,934	6.08	187,584	9.306	377.65	607	87.0
9.501 - 10.000	481	77,976,762	7.35	162,114	9.825	380.64	585	85.8
10.001 - 10.500	323	52,451,981	4.95	162,390	10.283	371.08	580	85.8
10.501 - 11.000	227	29,454,865	2.78	129,757	10.761	379.38	573	86.5
11.001 - 11.500	127	13,399,334	1.26	105,507	11.264	360.90	569	85.7
11.501 - 12.000	76	8,334,717	0.79	109,667	11.792	360.74	557	85.1
12.001 - 12.500	26	1,636,054	0.15	62,925	12.274	332.24	573	81.0
12.501 - 13.000	8	321,910	0.03	40,239	12.855	258.05	582	81.4
13.001 - 13.500	7	162,030	0.02	23,147	13.338	206.40	602	69.2
13.501 - 14.000	7	248,215	0.02	35,459	13.864	293.41	589	77.7
Total/Avg./Wtd. Avg.	4,599	$1,060,675,054	100.00%

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	3,349	$742,949,721	70.04%	$221,842	8.022%	378.79	615	81.0%
Planned Unit Development	698	188,621,134	17.78	270,231	8.010	375.61	622	84.4
Low-Rise Condominium	330	69,654,061	6.57	211,073	8.188	376.55	629	83.0
Two Family Home	149	44,033,112	4.15	295,524	7.949	392.05	643	79.1
Three Family Home	26	7,603,692	0.72	292,450	7.959	374.12	609	67.7
High-Rise Condominium	15	3,948,207	0.37	263,214	8.195	379.25	646	81.2
Manufactured Housing(1)	25	2,461,948	0.23	98,478	9.180	330.65	608	67.6
Four Family Home	7	1,403,180	0.13	200,454	8.811	410.89	626	80.4
Total/Avg./Wtd. Avg.	4,599	$1,060,675,054	100.00%
____________
(1)	Treated as real property.

Loan Purposes for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	2,197	$543,135,897	51.21%	$247,217	7.890%	381.43	601	78.6%
Purchase	2,166	467,376,692	44.06	215,779	8.222	375.50	639	84.9
Refinance - Rate/Term	236	50,162,465	4.73	212,553	7.796	375.42	613	81.6
Total/Avg./Wtd. Avg.	4,599	$1,060,675,054	100.00%

Occupancy Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	4,351	$1,019,637,934	96.13%	$234,346	7.999%	378.89	617	81.5%
Investment Property	212	30,329,724	2.86	143,065	9.083	370.07	649	85.2
Second Home	36	10,707,395	1.01	297,428	8.157	368.36	644	76.3
Total/Avg./Wtd. Avg.	4,599	$1,060,675,054	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	57	$1,733,103	0.16%	$30,405	10.601%	94.15	601	71.0%
121 - 180	39	3,800,456	0.36	97,448	8.465	177.56	602	69.3
181 - 300	88	8,026,644	0.76	91,212	9.177	266.91	614	72.5
301 - 360	3,788	865,077,719	81.56	228,373	8.028	359.68	621	81.7
Greater than 360	627	182,037,131	17.16	290,330	7.968	479.93	607	81.4
Total/Avg./Wtd. Avg.	4,599	$1,060,675,054	100.00%

Loan Documentation Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	2,850	$587,604,369	55.40%	$206,177	7.828%	376.31	608	82.7%
Stated Income	1,749	473,070,685	44.60	270,481	8.285	381.29	632	80.1
Total/Avg./Wtd. Avg.	4,599	$1,060,675,054	100.00%

Credit Bureau Risk Scores(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	1	$80,964	0.01%	$80,964	9.930%	359.00	809	90.0%
781 - 800	9	2,003,442	0.19	222,605	7.835	359.95	786	85.0
761 - 780	22	6,276,131	0.59	285,279	7.019	388.83	771	80.5
741 - 760	32	9,476,006	0.89	296,125	7.585	397.46	750	81.4
721 - 740	64	15,674,535	1.48	244,915	7.837	371.02	730	84.7
701 - 720	107	30,076,696	2.84	281,091	7.645	376.57	709	80.7
681 - 700	221	62,659,438	5.91	283,527	7.591	373.61	689	81.6
661 - 680	367	101,699,523	9.59	277,110	7.535	375.78	670	81.1
641 - 660	556	139,042,759	13.11	250,077	7.673	375.27	650	81.7
621 - 640	579	138,422,562	13.05	239,072	7.794	375.90	629	82.9
601 - 620	722	166,558,901	15.70	230,691	7.899	373.76	610	83.5
581 - 600	564	129,545,145	12.21	229,690	8.141	375.62	591	83.4
561 - 580	520	107,480,091	10.13	206,692	8.304	380.76	571	81.6
541 - 560	344	68,044,528	6.42	197,804	8.716	399.85	551	79.3
521 - 540	263	44,234,368	4.17	168,192	9.305	389.10	531	76.0
501 - 520	215	36,902,765	3.48	171,641	9.608	389.14	511	72.5
500 or Less	13	2,497,200	0.24	192,092	9.643	377.71	500	70.3
Total/Avg./Wtd. Avg.	4,599	$1,060,675,054	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	3,928	$927,145,843	87.41%	$236,035	7.974%	378.02	625	82.6%
A-	247	56,802,707	5.36	229,970	8.054	378.96	585	77.2
B	254	50,849,030	4.79	200,193	8.413	389.56	570	73.8
C	132	19,746,105	1.86	149,592	9.311	375.97	560	66.6
C-	14	2,430,751	0.23	173,625	8.868	360.15	572	75.5
D	24	3,700,617	0.35	154,192	9.608	374.60	555	61.5
Total/Avg./Wtd. Avg.	4,599	$1,060,675,054	100.00%

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,118	$240,691,385	22.69%	$215,287	8.709%	375.32	616	82.1%
12	260	92,395,301	8.71	355,367	7.827	386.72	632	79.6
13	1	376,000	0.04	376,000	7.550	359.00	566	76.7
24	1,924	452,705,640	42.68	235,294	8.002	377.87	620	83.6
36	354	75,889,231	7.15	214,376	7.978	376.02	616	80.7
60	942	198,617,497	18.73	210,847	7.397	381.12	613	77.3
Total/Avg./Wtd. Avg.	4,599	$1,060,675,054	100.00%

Months to Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	29	$5,997,920	0.80%	$206,825	8.745%	345.54	583	84.7%
7 - 12	10	10	1,702,487	0.23	170,249	8.380	345.73	600	85.8
13 - 18	16	13	2,317,593	0.31	178,276	8.712	349.98	603	85.7
19 - 24	24	2,799	674,677,306	90.29	241,042	8.218	379.23	621	83.5
25 - 31	26	6	859,248	0.11	143,208	8.613	350.49	647	80.0
32 - 37	36	143	31,525,153	4.22	220,456	8.105	385.38	622	82.8
38 or Greater	60	95	30,169,718	4.04	317,576	7.155	383.05	636	81.1
Total/Avg./Wtd. Avg.		3,095	$747,249,425	100.00%

Gross Margins for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	2	$979,500	0.13%	$489,750	6.793%	359.33	658	81.6%
3.001 - 4.000	9	1,761,440	0.24	195,716	8.288	359.74	608	79.9
4.001 - 5.000	44	8,960,699	1.20	203,652	7.812	360.22	619	79.4
5.001 - 6.000	275	63,215,897	8.46	229,876	8.020	378.70	628	80.3
6.001 - 7.000	2,228	545,037,276	72.94	244,631	8.012	378.78	623	82.9
7.001 - 8.000	446	109,931,205	14.71	246,483	8.944	382.78	612	87.7
8.001 - 9.000	78	16,145,751	2.16	206,997	9.255	384.93	600	85.6
9.001 - 10.000	11	1,130,184	0.15	102,744	10.666	367.59	627	94.7
10.001 - 11.000	2	87,473	0.01	43,737	10.607	346.95	575	91.3
Total/Avg./Wtd. Avg.	3,095	$747,249,425	100.00%
____________
(1)	The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.645%.

Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
11.001 - 11.500	1	$317,807	0.04%	$317,807	5.300%	359.00	674	85.7%
11.501 - 12.000	4	1,340,090	0.18	335,023	5.323	359.66	600	72.7
12.001 - 12.500	23	7,977,630	1.07	346,853	5.642	378.55	646	80.6
12.501 - 13.000	83	30,718,684	4.11	370,105	5.929	384.68	639	78.6
13.001 - 13.500	157	55,703,647	7.45	354,800	6.476	375.99	641	81.5
13.501 - 14.000	295	95,463,777	12.78	323,606	6.952	375.49	630	80.4
14.001 - 14.500	337	92,368,634	12.36	274,091	7.400	380.54	639	81.7
14.501 - 15.000	449	116,130,540	15.54	258,643	7.888	381.28	636	83.0
15.001 - 15.500	350	85,642,002	11.46	244,691	8.404	383.90	626	83.6
15.501 - 16.000	359	85,869,417	11.49	239,191	8.910	377.95	613	85.0
16.001 - 16.500	261	51,768,850	6.93	198,348	9.410	378.47	604	87.9
16.501 - 17.000	330	55,523,483	7.43	168,253	9.881	379.56	588	86.5
17.001 - 17.500	206	36,658,853	4.91	177,956	10.302	370.60	585	87.0
17.501 - 18.000	131	18,941,518	2.53	144,592	10.773	386.89	573	87.3
18.001 - 18.500	60	7,431,470	0.99	123,858	11.274	374.64	571	87.3
18.501 - 19.000	34	4,306,435	0.58	126,660	11.783	374.38	562	87.9
19.001 - 19.500	9	763,932	0.10	84,881	12.263	356.95	573	82.2
Greater than 19.500	6	322,655	0.04	53,776	13.271	329.23	588	86.6
Total/Avg./Wtd. Avg.	3,095	$747,249,425	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 15.073%.

Initial Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	24	$7,269,711	0.97%	$302,905	8.311%	377.24	590	84.7%
1.500	2,553	614,605,272	82.25	240,738	8.133	378.99	622	83.6
2.000	13	2,751,850	0.37	211,681	8.467	369.57	600	81.6
3.000	504	122,478,413	16.39	243,013	8.383	380.48	620	82.5
7.000	1	144,180	0.02	144,180	8.500	360.00	569	90.0
Total/Avg./Wtd. Avg.	3,095	$747,249,425	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.744%.

Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	427	$99,162,416	13.27%	$232,230	8.673%	380.04	613	82.7%
1.500	2,666	647,673,673	86.67	242,938	8.101	379.01	623	83.5
2.000	2	413,336	0.06	206,668	9.225	433.53	625	94.8
Total/Avg./Wtd. Avg.	3,095	$747,249,425	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.434%.

Minimum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.001 - 5.000	1	$700,000	0.09%	$700,000	4.750%	360.00	582	71.8%
5.001 - 6.000	94	35,496,501	4.75	377,622	5.771	385.32	642	79.4
6.001 - 7.000	395	135,405,422	18.12	342,799	6.653	374.97	632	80.7
7.001 - 8.000	777	207,822,856	27.81	267,468	7.578	379.95	638	82.0
8.001 - 9.000	693	171,453,388	22.94	247,407	8.536	380.94	625	84.5
9.001 - 10.000	633	117,918,349	15.78	186,285	9.575	380.35	596	86.7
Greater than 10.000	502	78,452,910	10.50	156,281	10.629	376.16	578	86.7
Total/Avg./Wtd. Avg.	3,095	$747,249,425	100.00%

____________
(1)	The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 8.177%.

Next Adjustment Dates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
February 2007	2	$76,014	0.01%	$38,007	12.690%	274.91	602	69.1%
March 2007	2	95,975	0.01	47,988	11.329	272.00	615	80.0
April 2007	5	381,548	0.05	76,310	11.778	281.68	608	76.7
May 2007	4	374,417	0.05	93,604	10.756	294.69	600	89.1
June 2007	2	129,332	0.02	64,666	12.277	306.12	571	78.2
July 2007	13	4,446,534	0.60	342,041	7.922	357.63	577	85.0
August 2007	3	724,470	0.10	241,490	9.469	354.59	604	92.7
September 2007	3	505,842	0.07	168,614	8.138	344.00	632	92.7
October 2007	1	135,742	0.02	135,742	6.800	345.00	615	80.0
November 2007	1	143,336	0.02	143,336	8.990	346.00	591	85.0
January 2008	3	687,197	0.09	229,066	8.939	348.00	572	77.8
February 2008	2	574,131	0.08	287,065	8.924	349.00	585	90.0
March 2008	1	245,600	0.03	245,600	8.450	350.00	668	80.0
April 2008	3	609,184	0.08	203,061	7.795	351.00	648	80.5
June 2008	1	161,502	0.02	161,502	9.400	354.00	573	90.0
July 2008	6	727,177	0.10	121,196	9.248	348.99	562	87.6
August 2008	3	301,550	0.04	100,517	8.307	343.33	601	88.6
September 2008	12	1,792,181	0.24	149,348	8.743	352.35	609	86.7
October 2008	8	1,611,146	0.22	201,393	9.388	354.49	616	80.4
November 2008	25	4,512,582	0.60	180,503	8.891	361.18	613	83.3
December 2008	205	56,431,773	7.55	275,277	8.298	381.43	627	83.5
January 2009	1,952	477,447,704	63.89	244,594	8.136	379.61	620	83.6
February 2009	596	132,848,936	17.78	222,901	8.436	378.26	622	83.3
April 2009	3	495,346	0.07	165,115	8.419	351.00	670	80.0
May 2009	1	95,337	0.01	95,337	9.600	352.00	666	80.0
October 2009	2	287,617	0.04	143,809	10.039	357.00	587	80.0
November 2009	5	482,122	0.06	96,424	9.590	358.00	559	74.9
December 2009	22	3,495,073	0.47	158,867	8.580	363.26	608	76.8
January 2010	95	22,755,770	3.05	239,534	7.903	387.34	626	83.5
February 2010	19	4,504,571	0.60	237,083	8.471	397.36	620	84.8
December 2011	5	1,899,321	0.25	379,864	7.202	419.25	667	83.7
January 2012	79	24,939,831	3.34	315,694	7.099	382.07	629	80.9
February 2012	11	3,330,567	0.45	302,779	7.549	369.73	673	81.1
Total/Avg./Wtd. Avg.	3,095	$747,249,425	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is February 2009.

Interest Only Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	3,355	$679,462,370	64.06%	$202,522	8.316%	388.99	609	81.1%
60	1,184	360,912,797	34.03	304,825	7.552	359.88	635	82.4
120	60	20,299,887	1.91	338,331	7.054	359.96	641	81.8
Total/Avg./Wtd. Avg.	4,599	$1,060,675,054	100.00%

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	30	$8,965,056	0.56%	$298,835	7.970%	359.98	583	86.3%
2/28 6-month LIBOR	2,841	487,644,983	30.28	171,646	8.656	359.64	602	82.9
2/38 6-month LIBOR	958	238,537,794	14.81	248,996	8.148	479.93	593	81.0
2/28 6-month LIBOR - 60-month Interest Only	1,159	338,106,309	20.99	291,722	7.609	359.90	639	83.1
2/28 6-month LIBOR 40/30 Year Balloon	88	19,364,363	1.20	220,050	8.437	359.34	582	77.7
3/27 6-month LIBOR	186	27,008,716	1.68	145,208	8.682	356.85	604	82.0
3/37 6-month LIBOR	41	12,048,246	0.75	293,860	7.493	479.99	612	80.7
3/27 6-month LIBOR - 60-month Interest Only	58	15,733,037	0.98	271,259	7.257	359.75	640	80.7
5/25 6-month LIBOR	41	8,763,303	0.54	213,739	7.832	359.94	603	81.1
5/35 6-month LIBOR	23	7,840,250	0.49	340,880	7.090	479.88	622	76.4
5/25 6-month LIBOR - 120-month Interest Only	62	20,921,407	1.30	337,442	7.044	359.96	642	81.9
10-Year Fixed	6	297,418	0.02	49,570	8.620	104.94	635	64.0
15-Year Fixed	91	7,311,429	0.45	80,345	8.506	164.49	596	69.1
15-Year Fixed - Credit Comeback	6	487,928	0.03	81,321	9.396	153.23	611	81.3
20-Year Fixed	31	4,990,305	0.31	160,978	7.451	236.67	609	69.3
25-Year Fixed	7	1,068,150	0.07	152,593	8.205	300.00	618	67.0
30-Year Fixed	1,404	267,830,764	16.63	190,763	7.784	358.59	607	76.2
30-Year Fixed - Credit Comeback	87	11,342,950	0.70	130,379	9.181	346.64	593	81.7
40-Year Fixed	316	78,116,482	4.85	247,204	7.553	479.93	604	76.4
40-Year Fixed - Credit Comeback	17	3,227,040	0.20	189,826	8.802	480.00	596	80.5
30-Year Fixed - 60-month Interest Only	139	47,306,067	2.94	340,331	7.109	359.80	629	78.2
30/15 Fixed Balloon	4	127,883	0.01	31,971	11.264	97.85	561	82.5
40/30 Fixed Balloon	15	3,544,526	0.22	236,302	8.133	359.47	619	83.0
Total/Avg./Wtd. Avg.	7,610	$1,610,584,406	100.00%

Original Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	4,465	$926,507,174	57.53%	$207,504	8.195%	359.66	616	82.8%
ARM 480	1,022	258,426,290	16.05	252,863	8.085	479.93	595	80.9
Fixed 120	6	297,418	0.02	49,570	8.620	104.94	635	64.0
Fixed 180	101	7,927,241	0.49	78,488	8.605	162.72	596	70.1
Fixed 240	31	4,990,305	0.31	160,978	7.451	236.67	609	69.3
Fixed 300	7	1,068,150	0.07	152,593	8.205	300.00	618	67.0
Fixed 360	1,645	330,024,307	20.49	200,623	7.739	358.36	610	76.8
Fixed 480	333	81,343,522	5.05	244,275	7.603	479.93	604	76.6
Total/Avg./Wtd. Avg.	7,610	$1,610,584,406	100.00%

Mortgage Loan Principal Balances for the Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$0.01 - $25,000.00	34	$572,257	0.04%	$16,831	11.384%	127.26	595	67.4%
$25,000.01 - $50,000.00	106	4,461,570	0.28	42,090	10.734	275.71	595	73.0
$50,000.01 - $75,000.00	572	36,444,292	2.26	63,714	9.849	353.86	596	83.7
$75,000.01 - $100,000.00	767	67,494,581	4.19	87,998	9.141	366.97	598	82.1
$100,000.01 - $150,000.00	1,671	208,555,388	12.95	124,809	8.625	374.73	599	81.4
$150,000.01 - $200,000.00	1,297	226,539,908	14.07	174,665	8.354	381.03	603	80.5
$200,000.01 - $250,000.00	868	194,858,006	12.10	224,491	8.127	387.09	604	80.3
$250,000.01 - $300,000.00	655	179,697,001	11.16	274,347	7.899	387.08	612	80.4
$300,000.01 - $350,000.00	512	166,299,016	10.33	324,803	7.713	390.10	614	80.7
$350,000.01 - $400,000.00	360	135,056,299	8.39	375,156	7.615	389.69	618	80.7
$400,000.01 - $450,000.00	268	114,078,340	7.08	425,665	7.578	390.70	617	81.9
$450,000.01 - $500,000.00	208	99,047,563	6.15	476,190	7.531	389.25	628	82.2
$500,000.01 - $550,000.00	97	50,833,851	3.16	524,060	7.618	390.80	635	80.7
$550,000.01 - $600,000.00	71	40,983,061	2.54	577,226	7.638	382.01	618	81.1
$600,000.01 - $650,000.00	56	35,018,270	2.17	625,326	7.400	392.00	618	78.5
$650,000.01 - $700,000.00	24	16,258,275	1.01	677,428	7.319	379.68	639	79.6
$700,000.01 - $750,000.00	21	15,321,624	0.95	729,601	7.277	382.84	615	79.7
$750,000.01 - $800,000.00	12	9,303,317	0.58	775,276	6.850	369.31	653	74.2
$800,000.01 - $850,000.00	3	2,467,898	0.15	822,633	7.589	399.04	654	88.3
$850,000.01 - $900,000.00	5	4,384,900	0.27	876,980	7.165	360.00	599	75.4
Greater than $900,000.00	3	2,908,991	0.18	969,664	7.479	360.00	630	63.3
Total/Avg./Wtd. Avg.	7,610	$1,610,584,406	100.00%

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	107	$14,471,385	0.90%	$135,247	9.271%	368.13	591	88.8%
Alaska	16	3,152,500	0.20	197,031	8.357	381.34	611	85.9
Arizona	257	52,947,094	3.29	206,020	8.142	384.50	617	79.1
Arkansas	30	3,793,498	0.24	126,450	9.421	378.10	601	91.2
California	1,139	391,273,994	24.29	343,524	7.282	393.76	617	77.9
Colorado	113	21,838,060	1.36	193,257	8.310	386.58	621	84.9
Connecticut	96	22,323,016	1.39	232,531	8.047	378.22	598	79.4
Delaware	21	4,722,610	0.29	224,886	7.690	374.47	605	82.2
District of Columbia	12	4,316,000	0.27	359,667	7.895	396.68	617	73.6
Florida	944	204,420,324	12.69	216,547	8.115	383.08	613	80.5
Georgia	309	53,688,785	3.33	173,750	8.656	378.04	605	85.2
Hawaii	41	16,152,870	1.00	393,972	7.719	391.35	616	78.6
Idaho	48	8,653,916	0.54	180,290	8.159	376.06	597	82.6
Illinois	328	67,990,672	4.22	207,289	8.542	379.82	618	83.3
Indiana	115	12,475,662	0.77	108,484	9.476	361.19	590	85.9
Iowa	39	4,320,784	0.27	110,789	9.163	359.06	596	89.0
Kansas	38	4,835,644	0.30	127,254	8.928	368.92	602	85.6
Kentucky	46	5,660,599	0.35	123,057	9.119	374.14	590	89.8
Louisiana	106	13,806,053	0.86	130,246	8.338	349.82	600	83.5
Maine	22	4,343,189	0.27	197,418	8.230	391.72	593	84.7
Maryland	216	51,740,234	3.21	239,538	7.861	400.50	606	78.9
Massachusetts	133	34,034,526	2.11	255,899	7.800	385.21	605	77.3
Michigan	242	29,226,383	1.81	120,770	9.265	376.13	601	87.3
Minnesota	87	16,734,678	1.04	192,353	8.381	376.35	608	79.0
Mississippi	76	9,284,578	0.58	122,166	8.346	351.13	602	86.9
Missouri	171	22,689,743	1.41	132,689	8.813	374.32	603	86.2
Montana	23	6,145,641	0.38	267,202	8.364	363.78	608	76.7
Nebraska	11	1,022,875	0.06	92,989	9.448	347.64	614	90.4
Nevada	118	30,674,179	1.90	259,951	7.893	383.10	620	82.7
New Hampshire	27	5,383,151	0.33	199,376	7.560	384.98	622	78.0
New Jersey	207	54,942,438	3.41	265,422	8.250	385.41	606	79.8
New Mexico	42	6,487,656	0.40	154,468	8.518	376.30	593	82.4
New York	306	99,130,300	6.15	323,955	7.684	385.25	617	76.6
North Carolina	194	27,844,398	1.73	143,528	9.008	374.91	604	86.2
North Dakota	7	890,759	0.06	127,251	10.073	424.23	565	86.4
Ohio	117	13,637,736	0.85	116,562	9.168	375.91	604	87.4
Oklahoma	57	6,306,013	0.39	110,632	9.057	359.37	594	85.0
Oregon	110	22,741,671	1.41	206,742	7.968	400.13	607	79.6
Pennsylvania	200	28,083,424	1.74	140,417	8.645	375.87	601	84.3
Rhode Island	8	2,319,150	0.14	289,894	8.270	394.86	618	85.1
South Carolina	62	9,637,764	0.60	155,448	8.919	375.57	598	80.8
South Dakota	7	728,041	0.05	104,006	8.052	391.96	598	85.8
Tennessee	160	20,042,317	1.24	125,264	8.700	370.39	621	84.6
Texas	605	72,966,461	4.53	120,606	8.713	353.86	611	84.3
Utah	103	20,014,140	1.24	194,312	8.356	370.96	611	83.4
Vermont	9	1,581,007	0.10	175,667	8.245	413.47	606	78.9
Virginia	190	40,958,609	2.54	215,572	7.948	391.54	598	80.1
Washington	181	43,877,798	2.72	242,419	7.897	383.90	604	81.5
West Virginia	25	3,035,215	0.19	121,409	8.970	362.04	598	82.8
Wisconsin	76	11,273,715	0.70	148,338	9.058	382.90	599	87.2
Wyoming	13	1,963,150	0.12	151,012	8.616	373.69	604	86.4
Total/Avg./Wtd. Avg.	7,610	$1,610,584,406	100.00%

Loan-to-Value Ratios for the Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	282	$47,101,981	2.92%	$167,028	7.639%	381.02	582	40.7%
50.01 - 55.00	121	25,485,519	1.58	210,624	7.190	383.35	592	52.8
55.01 - 60.00	175	37,366,847	2.32	213,525	7.271	388.05	584	57.7
60.01 - 65.00	271	62,248,376	3.86	229,699	7.495	383.89	590	63.3
65.01 - 70.00	320	74,397,008	4.62	232,491	7.737	396.30	581	68.4
70.01 - 75.00	498	119,229,613	7.40	239,417	7.887	385.50	584	73.7
75.01 - 80.00	2,510	535,021,657	33.22	213,156	7.805	379.35	635	79.7
80.01 - 85.00	845	181,595,468	11.28	214,906	8.139	387.28	589	84.2
85.01 - 90.00	1,206	277,285,288	17.22	229,921	8.095	385.18	609	89.4
90.01 - 95.00	848	157,266,874	9.76	185,456	9.038	382.79	609	94.7
95.01 - 100.00	534	93,585,776	5.81	175,254	9.130	379.74	626	99.9
Total/Avg./Wtd. Avg.	7,610	$1,610,584,406	100.00%

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	280	$46,706,981	2.90%	$166,811	7.619%	380.18	583	40.7%
50.01 - 55.00	121	25,323,519	1.57	209,285	7.213	384.04	590	52.7
55.01 - 60.00	172	36,290,849	2.25	210,993	7.287	390.44	584	57.7
60.01 - 65.00	270	62,759,324	3.90	232,442	7.471	382.80	591	63.2
65.01 - 70.00	321	74,783,208	4.64	232,969	7.727	396.11	580	68.3
70.01 - 75.00	462	110,210,234	6.84	238,550	7.928	386.99	579	73.6
75.01 - 80.00	872	181,716,121	11.28	208,390	7.949	384.02	590	79.1
80.01 - 85.00	833	179,769,710	11.16	215,810	8.135	387.02	590	84.1
85.01 - 90.00	1,222	279,254,302	17.34	228,522	8.103	385.06	609	89.3
90.01 - 95.00	881	164,937,026	10.24	187,216	8.985	382.68	610	94.0
95.01 - 100.00	2,176	448,833,132	27.87	206,265	8.013	377.50	651	84.1
Total/Avg./Wtd. Avg.	7,610	$1,610,584,406	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.501 - 5.000	3	$1,301,200	0.08%	$433,733	4.845%	395.27	569	69.3%
5.001 - 5.500	24	8,480,441	0.53	353,352	5.441	389.55	655	82.3
5.501 - 6.000	124	43,144,073	2.68	347,936	5.854	389.36	637	75.4
6.001 - 6.500	407	136,610,644	8.48	335,653	6.345	385.72	630	74.8
6.501 - 7.000	814	234,622,206	14.57	288,234	6.831	383.22	620	76.0
7.001 - 7.500	848	208,274,996	12.93	245,607	7.316	383.32	621	78.6
7.501 - 8.000	1,091	239,789,953	14.89	219,789	7.803	381.47	619	80.7
8.001 - 8.500	916	185,698,775	11.53	202,728	8.304	387.60	613	82.5
8.501 - 9.000	1,011	201,871,079	12.53	199,675	8.794	385.59	603	83.4
9.001 - 9.500	717	123,933,324	7.69	172,850	9.302	385.70	594	85.8
9.501 - 10.000	697	107,521,672	6.68	154,264	9.791	381.97	583	85.8
10.001 - 10.500	378	57,869,606	3.59	153,094	10.285	371.74	580	86.5
10.501 - 11.000	284	34,104,729	2.12	120,087	10.763	378.16	575	87.7
11.001 - 11.500	153	15,181,291	0.94	99,224	11.263	360.79	570	86.5
11.501 - 12.000	87	9,201,359	0.57	105,763	11.791	361.81	559	86.2
12.001 - 12.500	30	2,004,554	0.12	66,818	12.274	337.35	576	84.5
12.501 - 13.000	12	564,260	0.04	47,022	12.828	301.84	590	88.9
13.001 - 13.500	7	162,030	0.01	23,147	13.338	206.40	602	69.2
13.501 - 14.000	7	248,215	0.02	35,459	13.864	293.41	589	77.7
Total/Avg./Wtd. Avg.	7,610	$1,610,584,406	100.00%

Types of Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	5,720	$1,167,373,967	72.48%	$204,086	8.055%	384.06	607	80.4%
Planned Unit Development	1,074	259,420,385	16.11	241,546	8.015	378.74	617	83.7
Low-Rise Condominium	459	90,478,450	5.62	197,121	8.207	379.74	624	82.4
Two Family Home	252	69,405,732	4.31	275,420	7.964	394.57	630	78.1
Three Family Home	41	11,597,191	0.72	282,858	7.832	388.04	607	67.8
High-Rise Condominium	22	5,737,668	0.36	260,803	8.176	387.43	637	79.7
Four Family Home	17	4,109,067	0.26	241,710	8.135	369.23	631	71.1
Manufactured Housing (1)	25	2,461,948	0.15	98,478	9.180	330.65	608	67.6
Total/Avg./Wtd. Avg.	7,610	$1,610,584,406	100.00%
____________
(1)	Treated as real property.

Loan Purposes for the Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	4,247	$964,526,918	59.89%	$227,108	7.921%	387.70	596	78.2%
Purchase	2,928	561,065,500	34.84	191,621	8.316	376.21	637	85.3
Refinance - Rate/Term	435	84,991,988	5.28	195,384	7.832	380.69	610	81.8
Total/Avg./Wtd. Avg.	7,610	$1,610,584,406	100.00%

Occupancy Types for the Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	7,218	$1,544,638,022	95.91%	$213,998	8.028%	383.62	609	80.8%
Investment Property	311	46,578,459	2.89	149,770	8.866	378.60	649	83.0
Second Home	81	19,367,925	1.20	239,110	8.216	371.61	641	77.9
Total/Avg./Wtd. Avg.	7,610	$1,610,584,406	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	59	$1,889,742	0.12%	$32,030	10.387%	96.21	601	69.7%
121 - 180	56	6,623,103	0.41	118,270	8.210	178.57	596	69.9
181 - 300	102	10,865,544	0.67	106,525	8.744	261.13	612	72.7
301 - 360	6,038	1,251,436,205	77.70	207,260	8.067	359.68	615	81.3
Greater than 360	1,355	339,769,812	21.10	250,753	7.970	479.93	597	79.8
Total/Avg./Wtd. Avg.	7,610	$1,610,584,406	100.00%

Loan Documentation Types for the Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	4,894	$929,808,860	57.73%	$189,990	7.892%	382.49	601	82.1%
Stated Income	2,716	680,775,547	42.27	250,654	8.276	384.48	625	79.2
Total/Avg./Wtd. Avg.	7,610	$1,610,584,406	100.00%

Credit Bureau Risk Scores(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	2	$216,964	0.01%	$108,482	7.670%	434.85	813	83.7%
781 - 800	15	3,272,092	0.20	218,139	7.746	371.04	787	84.4
761 - 780	25	6,808,786	0.42	272,351	7.142	388.32	771	80.6
741 - 760	37	10,734,674	0.67	290,126	7.600	393.05	751	81.4
721 - 740	91	20,474,656	1.27	224,996	7.802	371.45	730	84.1
701 - 720	151	38,994,497	2.42	258,242	7.643	379.05	709	81.3
681 - 700	299	77,817,033	4.83	260,258	7.603	374.39	689	81.1
661 - 680	539	134,627,586	8.36	249,773	7.578	377.19	670	81.4
641 - 660	849	193,573,532	12.02	228,002	7.702	376.72	650	81.8
621 - 640	907	197,174,715	12.24	217,392	7.796	378.62	630	82.7
601 - 620	1,136	238,219,862	14.79	209,701	7.945	380.92	610	82.9
581 - 600	959	196,718,401	12.21	205,129	8.203	381.02	591	82.7
561 - 580	955	185,582,617	11.52	194,327	8.298	386.43	571	80.8
541 - 560	686	133,486,652	8.29	194,587	8.498	399.53	551	78.3
521 - 540	554	100,366,222	6.23	181,166	8.760	398.40	531	74.8
501 - 520	385	68,235,119	4.24	177,234	9.074	395.59	511	72.2
500 or Less	20	4,281,000	0.27	214,050	8.784	377.34	500	67.5
Total/Avg./Wtd. Avg.	7,610	$1,610,584,406	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	6,343	$1,359,597,356	84.42%	$214,346	8.009%	382.26	619	82.2%
A-	436	94,680,308	5.88	217,157	8.065	385.07	577	77.1
B	519	103,230,066	6.41	198,902	8.273	392.84	567	74.1
C	250	42,726,782	2.65	170,907	8.779	390.78	560	67.2
C-	26	4,546,606	0.28	174,869	8.476	377.00	559	69.8
D	36	5,803,289	0.36	161,202	8.978	387.93	552	61.3
Total/Avg./Wtd. Avg.	7,610	$1,610,584,406	100.00%

Prepayment Penalty Periods for the Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	2,113	$419,016,378	26.02%	$198,304	8.518%	380.42	609	81.4%
12	395	125,657,985	7.80	318,121	7.824	386.09	622	77.8
13	2	575,826	0.04	287,913	7.255	359.00	590	69.1
24	3,475	729,864,890	45.32	210,033	8.035	385.95	609	82.4
36	683	136,851,831	8.50	200,369	7.901	379.07	611	78.9
60	942	198,617,497	12.33	210,847	7.397	381.12	613	77.3
Total/Avg./Wtd. Avg.	7,610	$1,610,584,406	100.00%

Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	47	$10,316,352	0.87%	$219,497	8.352%	351.57	586	85.6%
7 - 12	10	16	2,516,464	0.21	157,279	8.081	345.54	603	82.0
13 - 18	16	27	4,656,738	0.39	172,472	8.331	350.47	590	81.9
19 - 24	24	5,016	1,078,083,355	90.98	214,929	8.211	386.42	611	82.5
25 - 31	27	9	1,490,835	0.13	165,648	8.206	350.77	648	75.4
32 - 37	36	246	50,344,760	4.25	204,653	7.978	388.54	616	81.2
38 or Greater	60	126	37,524,960	3.17	297,817	7.238	385.01	628	80.6
Total/Avg./Wtd. Avg.		5,487	$1,184,933,464	100.00%

Gross Margins for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	6	$2,029,350	0.17%	$338,225	7.212%	370.97	612	75.7%
3.001 - 4.000	18	3,678,571	0.31	204,365	7.526	359.66	601	79.3
4.001 - 5.000	99	19,794,794	1.67	199,947	7.676	376.86	606	78.2
5.001 - 6.000	555	118,351,390	9.99	213,246	7.951	385.54	615	78.9
6.001 - 7.000	3,951	855,452,410	72.19	216,515	8.069	386.43	613	82.2
7.001 - 8.000	767	168,263,541	14.20	219,379	8.807	385.43	605	85.9
8.001 - 9.000	78	16,145,751	1.36	206,997	9.255	384.93	600	85.6
9.001 - 10.000	11	1,130,184	0.10	102,744	10.666	367.59	627	94.7
10.001 - 11.000	2	87,473	0.01	43,737	10.607	346.95	575	91.3
Total/Avg./Wtd. Avg.	5,487	$1,184,933,464	100.00%
____________
(1)	The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.601%.

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
11.001 - 11.500	1	$317,807	0.03%	$317,807	5.300%	359.00	674	85.7%
11.501 - 12.000	9	2,784,771	0.24	309,419	5.367	387.53	606	71.3
12.001 - 12.500	36	11,606,535	0.98	322,404	5.739	387.70	648	79.1
12.501 - 13.000	129	41,846,804	3.53	324,394	6.005	390.95	633	76.2
13.001 - 13.500	258	79,792,914	6.73	309,275	6.508	385.50	632	78.9
13.501 - 14.000	514	145,923,573	12.31	283,898	6.978	385.28	621	78.9
14.001 - 14.500	616	151,376,156	12.78	245,741	7.426	387.21	625	80.6
14.501 - 15.000	819	183,716,883	15.50	224,319	7.911	385.19	621	81.7
15.001 - 15.500	711	151,960,321	12.82	213,728	8.416	391.32	611	82.7
15.501 - 16.000	784	162,418,466	13.71	207,166	8.874	386.04	601	84.1
16.001 - 16.500	527	94,143,631	7.95	178,641	9.357	387.18	594	86.7
16.501 - 17.000	502	79,175,084	6.68	157,719	9.831	382.53	584	86.6
17.001 - 17.500	254	41,380,531	3.49	162,915	10.303	371.77	585	87.8
17.501 - 18.000	180	22,880,118	1.93	127,112	10.773	383.59	575	88.6
18.001 - 18.500	82	8,954,435	0.76	109,200	11.273	372.15	572	88.2
18.501 - 19.000	43	5,018,498	0.42	116,709	11.786	372.32	563	89.0
19.001 - 19.500	13	1,132,432	0.10	87,110	12.267	357.95	579	88.0
Greater than 19.500	9	504,505	0.04	56,056	13.104	340.32	590	90.9
Total/Avg./Wtd. Avg.	5,487	$1,184,933,464	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 15.065%.

Initial Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	48	$12,908,113	1.09%	$268,919	8.141%	375.69	589	84.9%
1.500	4,529	971,321,276	81.97	214,467	8.150	386.48	612	82.8
2.000	21	4,420,866	0.37	210,517	8.550	365.55	588	79.3
3.000	887	195,801,671	16.52	220,746	8.270	383.96	610	80.4
3.500	1	337,358	0.03	337,358	9.490	478.00	517	73.4
7.000	1	144,180	0.01	144,180	8.500	360.00	569	90.0
Total/Avg./Wtd. Avg.	5,487	$1,184,933,464	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.746%.

Subsequent Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	788	$168,588,518	14.23%	$213,945	8.445%	384.00	604	80.5%
1.500	4,696	1,015,825,610	85.73	216,317	8.125	386.19	613	82.7
2.000	3	519,336	0.04	173,112	9.026	418.52	623	89.9
Total/Avg./Wtd. Avg.	5,487	$1,184,933,464	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.429%.

Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.001 - 5.000	3	$1,301,200	0.11%	$433,733	4.845%	395.27	569	69.3%
5.001 - 6.000	128	44,462,342	3.75	347,362	5.769	390.90	639	78.0
6.001 - 7.000	671	201,822,416	17.03	300,779	6.662	385.86	625	78.6
7.001 - 8.000	1,410	332,878,391	28.09	236,084	7.589	384.97	624	80.8
8.001 - 9.000	1,505	320,283,855	27.03	212,813	8.561	389.12	609	83.3
9.001 - 10.000	1,129	193,764,447	16.35	171,625	9.521	385.66	589	86.1
Greater than 10.000	641	90,420,813	7.63	141,062	10.643	375.83	579	87.7
Total/Avg./Wtd. Avg.	5,487	$1,184,933,464	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 8.172%.

Next Adjustment Dates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
February 2007	2	$76,014	0.01%	$38,007	12.690%	274.91	602	69.1%
March 2007	2	95,975	0.01	47,988	11.329	272.00	615	80.0
April 2007	5	381,548	0.03	76,310	11.778	281.68	608	76.7
May 2007	4	374,417	0.03	93,604	10.756	294.69	600	89.1
June 2007	3	313,714	0.03	104,571	9.910	337.20	555	85.1
July 2007	26	7,396,584	0.62	284,484	7.926	358.58	576	85.4
August 2007	9	2,124,441	0.18	236,049	8.146	356.43	618	90.4
September 2007	5	769,815	0.06	153,963	7.989	344.00	622	88.2
October 2007	1	135,742	0.01	135,742	6.800	345.00	615	80.0
November 2007	2	230,084	0.02	115,042	8.805	346.00	600	90.7
January 2008	4	934,481	0.08	233,620	8.334	348.00	594	68.6
February 2008	6	1,126,503	0.10	187,750	8.448	349.00	595	85.9
March 2008	2	455,109	0.04	227,555	8.703	350.00	604	83.3
April 2008	5	1,017,450	0.09	203,490	7.850	351.00	603	80.8
June 2008	2	430,577	0.04	215,288	9.072	354.00	599	90.0
July 2008	12	1,627,099	0.14	135,592	8.252	350.34	571	77.3
August 2008	6	583,743	0.05	97,291	8.430	345.12	597	85.5
September 2008	19	2,711,343	0.23	142,702	8.429	356.59	601	80.8
October 2008	11	1,991,842	0.17	181,077	9.155	354.37	615	80.4
November 2008	38	7,423,049	0.63	195,343	8.773	369.44	596	78.8
December 2008	340	82,361,493	6.95	242,240	8.306	380.30	618	82.2
January 2009	3,558	771,692,491	65.13	216,889	8.149	387.88	610	82.7
February 2009	1,046	211,587,959	17.86	202,283	8.365	384.82	612	81.9
March 2009	1	387,257	0.03	387,257	7.915	350.00	681	74.3
April 2009	4	619,283	0.05	154,821	8.035	351.00	656	79.8
May 2009	1	95,337	0.01	95,337	9.600	352.00	666	80.0
August 2009	1	120,393	0.01	120,393	8.000	355.00	595	42.5
October 2009	4	473,632	0.04	118,408	9.789	357.00	602	85.2
November 2009	9	1,102,327	0.09	122,481	9.445	358.00	576	82.5
December 2009	36	5,341,689	0.45	148,380	8.643	361.79	599	77.3
January 2010	156	33,859,321	2.86	217,047	7.794	390.72	621	81.7
February 2010	41	9,567,791	0.81	233,361	8.000	400.83	613	81.3
November 2011	1	194,975	0.02	194,975	8.750	358.00	663	80.0
December 2011	5	1,899,321	0.16	379,864	7.202	419.25	667	83.7
January 2012	102	30,567,898	2.58	299,685	7.175	384.86	624	80.5
February 2012	18	4,862,767	0.41	270,154	7.583	373.70	643	79.9
Total/Avg./Wtd. Avg.	5,487	$1,184,933,464	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is February 2009.

Interest Only Periods for the Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	6,192	$1,188,517,586	73.79%	$191,944	8.247%	391.66	601	80.3%
60	1,356	401,145,414	24.91	295,830	7.536	359.88	638	82.4
120	62	20,921,407	1.30	337,442	7.044	359.96	642	81.9
Total/Avg./Wtd. Avg.	7,610	$1,610,584,406	100.00%